Exhibit 4.3

ENTERPRISE SERVICES, LLC

DEFERRED COMPENSATION PLAN

AND SUMMARY PLAN DESCRIPTION

Effective as of May 1, 2018

APPENDIX A —	SUMMARY PLAN INFORMATION	28
APPENDIX B —	DXC SPIN-OFF	30
APPENDIX C —	SPECIAL RULES APPLICABLE TO PRE-2018 DEFERRALS OF FORMER ES PLAN PARTICIPANTS	32
APPENDIX D —	SPECIAL RULES APPLICABLE TO PRE-2013 DEFERRALS OF CERTAIN DXC PLAN PARTICIPANTS	52

ENTERPRISE SERVICES, LLC

DEFERRED COMPENSATION PLAN

Effective as of May 1, 2018

The Enterprise Services, LLC Deferred Compensation Plan (the “Plan”) is established as of May 1, 2018 (the “Effective Date”). The Plan shall constitute two separate plans, one for the benefit of Nonemployee Directors (the “Nonemployee Director Plan”) and one for the benefit of Eligible Key Executives (the “Key Executive Plan”). The Key Executive Plan is a nonqualified deferred compensation plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, as defined below. The Nonemployee Director Plan is not subject to ERISA. This document is also intended to constitute the Summary Plan Description for the Plan. For purposes of the Plan, the term “Key Executive” shall mean any Employee of the Company (as that term is defined herein) who is an officer or other key executive of the Company and who qualifies as a “highly compensated employee or management employee” within the meaning of Title I of ERISA, and the term “Nonemployee Director” shall mean a member of the board of directors of Perspecta Inc. (the “Perspecta Board”) who is not an Employee. Deferrals under the Plan are intended to comply in all respects with Internal Revenue Code Section 409A and the regulations and other Treasury Department guidance promulgated thereunder (“Section 409A”).

As of the Effective Date, in conjunction with the spin-off of Ultra SC Inc. – parent company of the Company – from DXC Technology Company (the “Spin-Off”), the Plan assumed the liabilities for certain participants’ benefits under the DXC Technology Company Deferred Compensation Plan (the “DXC Plan”). Appendix B to the Plan sets forth special rules related to the Spin-Off. Appendix C sets forth special rules that apply to pre-2018 deferrals made by former DXC Plan participants under the Enterprise Services Executive Deferred Compensation Plan or a predecessor plan thereto, and whose benefits were transferred to the DXC Plan and subsequently to the Plan. Appendix D sets forth special rules that apply to amounts that were deferred under the DXC Plan that are “amounts deferred” (within the meaning of Section 409A) by Key Executives in taxable years beginning after December 31, 2004 and ending (i) in the case of calendar year deferrals, on December 31, 2012, or (ii) in the case of fiscal year deferrals, on March 31, 2013, and any earnings thereon (collectively, “Appendix D Deferrals”).

ARTICLE I

DEFINITIONS

Section 1.1 Account

“Account” of a Participant shall mean a deferred compensation account established for his or her benefit under Article IV hereof. The Accounts available for each Participant shall be identified as:

a) Retirement Account(s) — each Participant may maintain up to two (2) Retirement Accounts based on selecting different forms of payment as selected under Article IV, below; and,

b) In-Service Account(s) — each Participant may maintain up to three (3) In-Service Accounts based on selecting different times and/or forms of payment as selected under Article IV, below.

Section 1.2 Administrator

“Administrator” shall mean Enterprise Services, LLC, acting through the Chief Executive Officer, except that if the Chief Executive Officer has appointed a Delegate under Section 7.4, the term “Administrator” shall mean the Delegate as to those duties, powers and responsibilities specifically conferred upon the Delegate.

Section 1.3 Annual Enrollment Cycle

“Annual Enrollment Cycle” shall mean the period (unless a different time is specified by the Administrator) occurring in or about September of each year in which Participants may submit deferral elections for Qualified Salary, Qualified Quarterly Bonuses and Qualified Director Compensation to be earned in Deferral Periods commencing on or after the following January 1 and for Qualified Annual Bonuses that qualify as Performance Based-Compensation to be earned in the Deferral Period in which such Annual Enrollment Cycle occurs.

Section 1.4 Board

“Board” shall mean the Board of Directors of Enterprise Services, LLC. The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons, including a Committee appointed under Section 7.4.

Section 1.5 Change in Control

“Change in Control” shall mean the consummation of a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A.

Section 1.6 Chief Executive Officer

“Chief Executive Officer” shall mean the Chief Executive Officer of Perspecta Inc.

Section 1.7 Code

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with regulations thereunder.

Section 1.8 Committee

“Committee” shall mean the committee, if any, appointed in accordance with Section 7.4.

Section 1.9 Company

“Company” shall mean Enterprise Services, LLC and all of its affiliates, and any entity which is a successor in interest to Enterprise Services, LLC and which continues the Plan under Section 8.3(a).

Section 1.10 Compensation

“Compensation” shall mean the Participant’s Qualified Annual Bonus, Qualified Director Compensation, Qualified Quarterly Bonus, and Qualified Salary. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company’s tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Code, or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation.

Section 1.11 Deferred Compensation

“Deferred Compensation” of a Participant shall mean the amounts deferred by such Participant under Article III of the Plan.

Section 1.12 Deferral Period

“Deferral Period” shall mean the period of time during which a Participant is deemed to have earned Compensation which has been deferred under the Plan. The Deferral Period for Qualified Salary and Qualified Nonemployee Compensation will be the calendar year; the Deferral Period for Qualified Annual Bonus will be either the calendar year or the fiscal year of the Company depending on the nature and terms of the particular plan under which the amounts are to be earned and paid; and the Deferral Period for Qualified Quarterly Bonus will be either the calendar year or the fiscal year of the Company depending on the nature and terms of the particular plan under which the amounts are to be earned and paid.

Section 1.13 Delegate

“Delegate” shall mean the Delegate, if any, appointed in accordance with Section 7.4.

Section 1.14 Disability

“Disability” shall mean that a Participant has become “disabled” as such term is defined under Section 409A.

Section 1.15 Distribution Election

“Distribution Election” shall mean the election(s) made by a Participant as to the timing and/or form of the distributions of any Account established under Article IV hereof.

Section 1.16 Earnings

“Earnings” shall mean the hypothetical amount credited to or charged against a Participant’s Account(s) on each valuation date, which shall be based on a rate equal to the aggregate rate of return on the notional investment options offered under the Plan as determined by the Committee from time to time and as selected by the Participant. Such rate of return shall be calculated by the Administrator based on the individual actual rates of return of each underlying fund corresponding to the notional investment option. Earnings shall be credited or charged against a Participant’s Account(s) during periods in which such Participant has an outstanding balance in such Account(s). The Administrator shall have the responsibility to calculate the rate of return for a notional investment option for any given period based on the actual return of the corresponding investment fund, and such calculation shall be conclusive and binding on all interested parties. The Administrator shall solicit the initial notional investment election of Participants with respect to one or more notional investment options in which the Participant wishes to notionally invest their Account(s). Participants may be permitted to elect to change their initial notional investment election in accordance with rules established by the Administrator. The Administrator shall establish reasonable investment procedures with respect to the notional investment options offered by the Plan and Participants shall be required to comply with such procedures. Such procedures shall include adequate disclosure of the Plan rules regarding the provision of investment directions to the Administrator with respect to the Participant’s notional investment election and the transfer of Account balances from one notional investment option to another. The Administrator shall designate one of the notional investment options as the default investment option in the event a Participant fails to make an affirmative, timely and effective investment election.

Section 1.17 Election Form

“Election Form” shall mean the form of election provided by the Administrator to each Eligible Key Executive and Nonemployee Director pursuant to Section 2.2.

Section 1.18 Eligible Key Executive

“Eligible Key Executive” shall mean any Key Executive who is an active U.S. Employee in Layers 1 through 6 with an annual base salary of at least $150,000. In addition, the term “Eligible Key Executive” shall include any active U.S. Employee who previously participated in the DXC Technology Company Deferred Compensation Plan with an account balance greater than $0 on May 1, 2018.

Section 1.19 Employee

“Employee” shall mean any person who renders services to the Company in the status of an employee as that term is defined in Code Section 3121(d), including officers but not including directors who serve solely in that capacity.

Section 1.20 Hardship

(i) “Hardship” shall mean an unforeseeable emergency which constitutes a severe financial hardship of the Participant or beneficiary resulting from an illness or accident of the Participant or beneficiary, the Participant’s or beneficiary’s spouse, or the Participant’s or beneficiary’s “dependent” (as defined in Section 152(a) of the Code); loss of the Participant’s or beneficiary’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary.

(ii) Notwithstanding subsection (a) above, a financial need shall not constitute a Hardship unless it is for at least $1,000.00 (or the entire principal amount of the Participant’s Accounts, if less).

(iii) Whether a Participant has incurred a Hardship shall be determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with nondiscriminatory and objective standards, uniformly interpreted and consistently applied.

Section 1.21 Off-Cycle Enrollment Cycle

“Off-Cycle Enrollment Cycle” shall mean the period (unless a different time is specified by the Administrator) occurring in or about June of each year in which Eligible Key Executives who have become newly eligible since the end of the previous Annual Enrollment Cycle as described in Section 2.1(b) may submit a mid-year election to defer Qualified Salary to be earned during the remainder of such calendar year.

Section 1.22 Participant

“Participant” shall mean each Eligible Key Executive and Nonemployee Director who elects to participate in the Plan as provided in Article II and who defers a portion of their Compensation under the Plan, and any other individual whose DXC Plan benefit is transferred to the Plan in connection with the Spin-Off. Each of such persons shall continue to be a Participant until they have received all benefits due under the Plan.

Section 1.23 Payday

“Payday” of a Key Executive shall mean the regular and recurring established day for payment of Qualified Salary to such Key Executive.

Section 1.24 Performance-Based Compensation

“Performance-Based Compensation” shall mean a Key Executive’s Qualified Bonus to the extent that such Qualified Bonus (a) meets the requirements of “performance-based compensation” under Section 409A and (b) is based upon a performance period of at least twelve (12) months.

Section 1.25 Qualified Annual Bonus

“Qualified Annual Bonus” of a Key Executive shall mean the Key Executive’s annual cash bonus which may be payable to the Key Executive under such bonus or incentive compensation plan(s) of the Company which may be designated from time to time by the Administrator.

Section 1.26 Qualified Director Compensation

“Qualified Director Compensation” of a Nonemployee Director shall mean the retainer, consulting fees, committee fees and meeting fees which are payable to the Nonemployee Director by the Company.

Section 1.27 Qualified Quarterly Bonus

“Qualified Quarterly Bonus” of a Key Executive shall mean the Key Executive’s quarterly cash bonus which may be payable to the Key Executive under such bonus or incentive compensation plan(s) of the Company which may be designated from time to time by the Administrator.

Section 1.28 Qualified Salary

“Qualified Salary” of a Key Executive shall mean the Key Executive’s gross base salary which may be payable to the Key Executive on a Payday, including any portion thereof payable in the form of sick pay, vacation pay, pay in lieu of notice or jury pay, and determined before any exclusions, deductions or withholdings therefrom.

Section 1.29 Retirement

“Retirement” shall mean, with respect to a Key Executive, a Separation from Service of such Key Executive on or after attainment of age sixty-two (62).

Section 1.30 Separation from Service

“Separation from Service” shall mean a “separation from service” as such term is defined under Section 409A.

Section 1.31 Specified Employee

“Specified Employee” shall mean any Participant who is identified as a “specified employee” of the Company (as such term is defined within the meaning of Section 409A) pursuant to a policy adopted by the Board in accordance with Section 409A.

ARTICLE II

ELIGIBILITY

Section 2.1 Requirements for Participation

(i) General. Any Eligible Key Executive and any Nonemployee Director shall be eligible to be a Participant in the Plan. In addition, any other individual whose DXC Plan benefit is transferred to the Plan in connection with the Spin-Off shall be a Participant in the Plan in accordance with the special rules set forth in Appendices B, C and D, as applicable.

(ii) Initial Eligibility Date for Certain Newly Eligible Participants. A person who first meets the requirements to be an Eligible Key Executive after the end of the most recent Annual Enrollment Cycle and before the start of the next Off-Cycle Enrollment Cycle shall become eligible to be a Participant as of the start of the next Off-Cycle Enrollment Cycle. A Nonemployee Director shall become eligible to be a Participant as of the date he or she is elected or appointed to the Perspecta Board.

Section 2.2 Deferral Election Procedure

For each Deferral Period, the Administrator shall provide each Eligible Key Executive and Nonemployee Director with an Election Form on which such person may elect to defer his or her Compensation. Each such person who elects to defer Compensation under Article III shall complete and sign the Election Form and return it to the Administrator.

Section 2.3 Content of Election Form

Each Participant who elects to defer Compensation under the Plan shall set forth on the Election Form specified by the Administrator:

(i) the amount of each element of Compensation to be deferred in the applicable Deferral Period and the identification of the Account to which it is to be allocated shall be reflected in the Election Form,

(ii) with respect to each Retirement Account that is being initially established in connection with the election to defer Compensation, the form in which payments of the Participant’s Deferred Compensation will be made from such newly established Retirement Account shall be reflected in the Election Form,

(iii) with respect to each In-Service Account that is being initially established in connection with the election to defer Compensation, the time in which the Participant’s Deferred Compensation will be payable and the form in which payments will be made from such newly established In-Service Account shall be reflected in the Election Form, and

(iv) such other information, acknowledgements or agreements as may be required by the Administrator.

ARTICLE III

PARTICIPANTS’ DEFERRALS

Section 3.1 Deferral of Compensation

(i) At such time and in such form as determined by the Administrator, a Participant may elect to defer into his or her Account Compensation, subject to paragraph (d) of this Section 3.1, which would otherwise be payable to him or her for any Deferral Period in which he or she has not incurred a Separation from Service but only to the extent such deferrals would comply with Section 409A. In no event shall the election be submitted later than the date on which the election is required to become irrevocable as set forth in this Plan or as otherwise required by Section 409A of the Code and applicable guidance. If no other date is specified by the Administrator, the election shall be submitted during the Annual Enrollment Cycle prior to the commencement of the Deferral Period, except (i) with respect to Qualified Annual Bonuses that qualify as Performance-Based Compensation, in which case such election shall be made during the Annual Enrollment Cycle that occurs during the applicable Deferral Period, provided such election is made not later than 6 months before the end of the applicable performance period and before the Qualified Annual Bonus becomes both substantially certain to be paid and readily ascertainable, and (ii) with respect to a newly eligible Participant described in Section 2.1(b), who may make an election within 30 days (or such shorter period as may be specified by the Administrator) after such person’s initial eligibility date described therein, but only to defer Qualified Salary or Qualified Director Compensation, as applicable, paid for services to be performed after the date of such election through the remainder of the calendar year in which such election is made, subject to Treas. Reg. §1.409A - 2(a)(7).

(ii) Any such election made by a Participant to defer Compensation shall be irrevocable and shall not be amendable by the Participant, except in the event of a Hardship. A Participant’s deferral election for the Deferral Period in which the Hardship occurs shall be terminated with respect to all Compensation which has not yet been deferred. Any deferral election shall specify the Account or Accounts to which such deferred Compensation shall be credited. Amounts deferred shall be specified as a whole percentage or based on such other method as may be specified by the Administrator.

(iii) An election shall be made with respect to each payment and/or type of Compensation that is to be deferred by the Participant, and shall designate the portion of each deferral that shall be allocated among the various Retirement or In-Service Accounts. In addition, no amounts shall be deferred into an In-Service Account during a period when amounts are scheduled to be paid from such Account and until such time as that entire Account has been completely distributed. Notwithstanding anything to the contrary, Qualified Salary attributable to the final pay period of any calendar year shall be deemed to be earned in the subsequent calendar year, provided the amounts are in fact paid (or payable) in the subsequent calendar year under the Company’s normal compensation practices.

(iv) Maximum Deferrals. Notwithstanding anything to the contrary in this Plan, the maximum amount of Qualified Salary that may be deferred for a Deferral Period shall be eighty percent (80%) and the maximum amount of Qualified Annual Bonus, Qualified Quarterly Bonus, or Qualified Director Compensation that may be deferred for a Deferral Period shall be one hundred percent (100%).

Section 3.2 Defaults in Event of Incomplete or Inaccurate Deferral Documentation

In the event that a Participant submits an Election Form or Distribution Election to the Administrator that, in the sole discretion of the Administrator, is deemed by the Administrator to be missing information necessary to the efficient operation of this Plan or is deemed to contain such information but in incomplete or inaccurate form, the Administrator shall be authorized to treat such form as if the following elections had been made by the Participant, and such information shall be communicated to the Participant and shall be considered to be irrevocable no later than the last day permitted under Section 409A of the Code:

(i) If no Account is listed — treat as if the Retirement Account designated as “Retirement Account #1” was elected (or if no Retirement Account has been established at that time, then a new Retirement Account will be established utilizing the default provisions in this Section 19.2);

(ii) If Accounts listed equal less than 100% — treat as if the balance was deferred into the Retirement Account designated as “Retirement Account #1” (or if no Retirement Account has been established at that time, then a new Retirement Account will be established utilizing the default provisions in this Section 19.2);

(iii) If Accounts listed equal more than 100% — proportionately reduce each Account to equal 100%;

(iv) If In-Service Account is listed, but no deferrals can be made into that Account due to the fact that benefits are scheduled to be paid or are being paid from that In-Service Account, then the amounts elected to be deferred shall be credited to another In-Service Account, if such other In-Service Account is available for deferral, and if not, then to the Retirement Account with the shortest payout during such period of payment, after which time the balance of the amounts elected to be deferred shall be credited to a subsequent In-Service Account with a distribution date as elected or as provided in sub-section (f), below;

(v) If no Distribution Election is chosen — treat as if the lump sum was the form of payment elected for the In-Service Account and treat as if three (3) year installments was elected for the Retirement Account; and,

(vi) If no time of payment is chosen for In-Service Account — treat as if the earliest possible date available under the provisions of Section 5.2, below was elected.

ARTICLE IV

DEFERRED COMPENSATION ACCOUNTS

Section 4.1 Deferred Compensation Accounts

The Administrator shall establish and maintain for each Participant an Account to which shall be credited the amounts allocated thereto under this Article IV and from which shall be debited the Participant’s distributions and withdrawals under Article V.

Section 4.2 Crediting of Deferred Compensation

Each Participant’s Account shall be credited with an amount which is equal to the amount of the Participant’s Compensation which such Participant has elected to defer under Article III at the time such Compensation would otherwise have been paid to the Participant. Account(s) shall be deemed to exist from the time amounts are first credited to such Account(s) until such time that the entire Account Balance has been distributed in accordance with this Plan. Any withholding of taxes or other amounts with respect to deferred Compensation or other amounts credited under this Plan that is required by local, state or federal law determined in the sole discretion of the Administrator shall be withheld from the Participant’s corresponding non-deferred portion of the Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant’s Account in a manner specified by the Administrator. Notwithstanding anything to the contrary, Qualified Salary attributable to the final pay period of any calendar year shall be deemed to be earned in the subsequent calendar year, provided the amounts are in fact paid (or payable) in the subsequent calendar year under the Company’s normal compensation practices.

Section 4.3 Crediting of Earnings

(i) Any Account shall be credited or charged for Earnings on such Account balance as of such valuation dates as the Administrator shall determine.

Section 4.4 Applicability of Account Values

The value of each Participant’s Account as determined as of a given date under this Article, plus any amounts subsequently allocated thereto under this Article and less any amounts distributed or withdrawn under Article V, shall remain the value thereof for all Plan purposes until the Account is revalued hereunder.

Section 4.5 Vesting of Account Values

A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under the Plan, including any Earnings thereon.

Section 4.6 Assignments, Etc. Prohibited

No part of any Participant’s Account shall be liable for the debts, contracts or engagements of the Participant, or the Participant’s beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except to designate a beneficiary as provided in Article VI or to comply with a domestic relations order as provided in Section 5.17.

ARTICLE V

DISTRIBUTIONS OF DEFERRED COMPENSATION ACCOUNTS

Section 5.1 Retirement Accounts

A Participant’s Retirement Account shall be distributed to the Participant upon the Separation from Service with the Company.

a) Timing of Payment. Subject to Section 5.7, benefits payable from the Retirement Account shall commence on or about a date that is thirty (30) days following the Participant’s Separation from Service.

b) Form of Payment. The form of benefit payment shall be that form selected by the Participant in the first Distribution Election which designated a portion of the Compensation deferred be allocated to the Retirement Account, as permitted pursuant to Section 5.8 below, except that if a Participant who is a Key Executive Separates from Service prior to Retirement, the Retirement Account shall be paid in the form of a lump sum payment. If the form of payment selected provides for subsequent payments, subsequent payments shall be made on or about the anniversary of the initial payment.

c) Change of Form of Payment. The Participant may subsequently amend the form of payment from the Retirement Account, by filing such amendment with the Committee no later than twelve (12) months prior to the then current date of payment. The Participant may file this amendment, provided that each amendment must provide for a payment as otherwise permitted under this paragraph at a date that is no earlier than five (5) years after the date of payment in force immediately prior to the filing of such request, and the amendment may not take effect for twelve (12) months after the request is made. For purposes of this Article, a payment of amounts under the Plan, including the payment of annual installments over a number of years, shall be treated as a single payment, as provided in Treas. Reg. §1.409A-2(b)(2)(iii).

Section 5.2 In-Service Account

A Participant’s In-Service Account shall generally be distributed to the Participant upon the date specified by the Participant.

a) Timing of Payment. Benefits payable from the In-Service Account shall commence on or about August 1st of the year specified in the first Distribution Election which designated a portion of the Compensation deferred be allocated to the In-Service Account. In no event shall the date selected be earlier than the first day of the fourth calendar year following the initial filing of the Participant’s election with respect to that In-Service Account. In the event that the Participant Separates from Service prior to the date so specified, the deferred Compensation under this section shall commence to be paid on or about a date that is thirty (30) days following the Participant’s Separation from Service, subject to Section 5.7.

b) Form of Payment. The form of benefit payment from the In-Service Account shall be that form selected by the Participant pursuant to Section 5.8, below, except that if the Participant Separates from Service prior to the date so specified, then the In-Service Account shall be paid in the form of a lump sum payment. If the form of payment selected provides for subsequent payments, subsequent payments shall be made on or about the anniversary of the initial payment.

c) Change of Time and/or Form of Payment. The Participant may subsequently amend the form of payment or the intended date of payment to a date later than that date of payment in force immediately prior to the filing of such request, by filing such amendment with the Committee no later than twelve (12) months prior to the then current date of payment. The Participant may file this amendment, provided that each amendment must provide for a payment as otherwise permitted under this paragraph at a date no earlier than five (5) years after the date of payment in force immediately prior to the filing of such request, and the amendment may not take effect for twelve (12) months after the request is made. For purposes of this Article, a payment of amounts under this Plan, including the payment of annual installments over a number of years, shall be treated as a single payment, as provided in Treas. Reg. §1.409A-2(b)(2)(iii).

Section 5.3 Death Benefits

Upon the death of a Participant, the Company shall pay to the Participant’s beneficiary an amount equal to the unpaid Account balance in each of the Participant’s Accounts in the form of a lump sum payment as soon as administratively possible following death, but in no event later than ninety (90) days following death.

Section 5.4 Change in Control

A Participant who is a Key Executive may elect to receive a distribution of all Account balances upon a Change in Control, provided that such election is made at the time that the Participant submits his or her initial election. If such election is made at that appropriate time, the election shall apply to all Account balances, regardless of when created. The payment under this Section 5.4 shall be in the form of a lump sum payment and shall be made as soon as practical following a Change in Control, but in no event later than ninety (90) days following such Change in Control.

Section 5.5 Hardship Distributions

(i) By delivering a written election to such effect to the Administrator, at any time, a Participant may elect to take a distribution from the Participant’s Account on account of the Participant’s Hardship, but only to the extent that the Hardship is not otherwise relievable:

A. through reimbursement or compensation by insurance or otherwise,

B. by liquidation of the Participant’s assets (to the extent that such liquidation does not itself cause a Hardship), or

C. cessation of deferrals under the Plan.

(ii) The amount of the hardship withdrawal pursuant to this Section 5.5 shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

Section 5.6 Disability Distributions

Upon a finding that a Participant has suffered a Disability, the Administrator shall make a distribution of all of the Participant’s Accounts. The amount of such distribution shall be made in the form of a lump sum and shall be made as soon as practical after the determination of such Disability, but in no event later than ninety (90) days following such determination.

Section 5.7 Required Delay in Payments to Certain Participants

Notwithstanding anything herein to the contrary: no distributions to a Specified Employee under the Plan that are to be made as a result of the Specified Employee’s Separation from Service for any reason other than death or Disability shall be made or commence prior to the date that is the earlier of six months after the date of Separation from Service or the date of the Specified Employee’s death, or such shorter period that, in the opinion of such counsel, is sufficient to avoid the imposition of the additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A (the “Section 409A Taxes”). Any payment subject to a delay under this Section 5.7 will be calculated as otherwise provided under this Article V as if the Participant’s Separation from Service occurred on the date that is the earlier of six months after the date of Separation from Service or the date of the Specified Employee’s death. Subsequent payments, if so elected, will be made on or about the anniversary of the Participant’s Separation from Service.

Section 5.8 Form of Payment

Account(s) shall be paid in the form of benefit as provided below, and specified by the Participant in the Distribution Election applicable to the Participant’s Account at the time of the initial deferral or credit to that Account. The permitted forms of benefit payments are:

a) A lump sum amount which is equal to the Account balance; and

b) Annual installments for a period of up to fifteen (15) years (or in the event of payment of the In-Service Account, a maximum of five (5) years) where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year.

Section 5.9 Small Account

If the unpaid balance of an Account is less than $25,000 as of the time payments are to commence from that Account, the remaining balance of that Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.

Section 5.10 Applicable Taxes

All distributions under the Plan shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.

Section 5.11 Payments to Pay Employment Taxes

The Administrator may make a distribution from an Account as and to the extent necessary, as determined by the Administrator, to pay (a) the Federal Insurance Contributions Act (FICA) tax imposed on the Participant in respect of Plan deferrals under Sections 3101, 3121(a) and 3121(v)(2) of the Code, as applicable, and/or (b) any income tax withholding imposed on the Participant in respect of Plan deferrals under federal, state or local tax law as a result of the payment of the FICA tax; provided, in each case, that such distribution does not exceed the aggregate amount of the FICA tax and such income tax withholding.

Section 5.12 Payments Upon Amounts Becoming Subject to Section 409A of the Code

The Administrator shall automatically make a distribution from an Account at any time the Administrator determines, upon the advice of counsel, that all or a portion of this Plan fails to meet the requirements of Section 409A; provided that any distribution pursuant to this Section 5.12 does not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A.

Section 5.13 Payment of Withdrawals

All withdrawals under Sections 5.5, 5.11 and 5.12 shall be paid within thirty (30) days after either (i) a valid election to withdraw pursuant to Section 5.5 is delivered to the Administrator or (ii) the Administrator makes a determination to permit the withdrawal under Sections 5.11 or 5.12. The Administrator shall give prompt notice to the Participant if an election under Section 5.5 is invalid and is therefore rejected, identifying the reason(s) for the invalidity. If the Administrator has not paid but has not affirmatively rejected an election within the applicable thirty (30) day deadline, then the election shall be deemed rejected, on the thirtieth (30th) day, as applicable. If a withdrawal election is rejected, the Participant may bring a claim for benefits under Section 7.11 of the Plan.

Section 5.14 Effect of Withdrawals

If a Participant receives a withdrawal under Sections 5.5, 5.11 or 5.12 after payments have commenced under this Article V, the remaining payments shall be recalculated, by reamortizing the remaining payments over the remaining term and applying the then-current rate used to credit Earnings under Section 4.3.

Section 5.15 Payments to Guardian

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Administrator may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Administrator may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Administrator and the Company from all liability with respect to such benefit.

Section 5.16 Effect of Payment

The full payment of the applicable benefit under this Article V (and, if applicable to the Participant, Appendix C or D) shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s beneficiary) with respect to the operation of the Participant’s Account(s), and the Participant’s (and Participant’s beneficiary’s) rights under this Plan shall terminate.

Section 5.17 Payments in Connection with a Domestic Relations Order

Notwithstanding anything to the contrary, the Administrator may make distributions to someone other than the Participant if such payment is necessary to comply with a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, involving the Participant. Where the domestic relations order permits discretion on the part of the non-Participant spouse and such discretion has not been exercised, the Administrator shall distribute to the non-Participant spouse the amounts subject to the order as soon as practical.

ARTICLE VI

BENEFICIARY DESIGNATION

Section 6.1 Beneficiary Designation

Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as beneficiary (both primary as well as secondary) to whom benefits shall be paid in the event of Participant’s death prior to complete distribution of the Participant’s vested Account balance. Each beneficiary designation shall be in a written form prescribed by the Administrator and shall be effective only when filed with the Administrator during the Participant’s lifetime.

Section 6.2 Changing Beneficiary

Any beneficiary designation may be changed by a Participant without the consent of the previously named beneficiary by the filing of a new beneficiary designation with the Administrator.

Section 6.3 No Beneficiary Designation

If any Participant fails to designate a beneficiary in the manner provided above, if the designation is void, or if the beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s beneficiary shall be the person in the first of the following classes in which there is a survivor:

a) A Participant’s surviving spouse;

b) The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living; and

c) The Participant’s estate.

Section 6.4 Effect of Payment

Payment to the beneficiary shall completely discharge the Company’s obligations under the Plan.

ARTICLE VII

ADMINISTRATIVE PROVISIONS

Section 7.1 Administrator’s Duties and Powers

The Administrator shall conduct the general administration of the Plan in accordance with the terms of the Plan and shall have all the necessary power, authority and discretion to carry out that function. Among its necessary powers and duties are the following:

(i) To delegate all or part of its function as Administrator to others and to revoke any such delegation.

(ii) To determine questions of eligibility of Participants and their entitlement to benefits, subject to the provisions of Section 7.11.

(iii) To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians, or other persons to render service or advice with regard to any responsibility the Administrator or the Board has under the Plan, or otherwise, to designate such persons to carry out fiduciary responsibilities under the Plan, and (together with the Committee, the Company, the Board and the officers and Employees of the Company) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

(iv) To interpret the Plan and any relevant facts for purpose of the administration and application of the Plan, in a manner not inconsistent with the terms of the Plan or applicable law and to amend or revoke any such interpretation.

(v) To conduct claims procedures as provided in Section 7.11.

Section 7.2 Limitations Upon Powers

The Plan shall be uniformly and consistently administered, interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

Section 7.3 Final Effect of Administrator Action

Except as provided in Section 7.11, all actions taken and all determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and any person interested in the Plan.

Section 7.4 Delegation by Administrator

(i) The Administrator may, but need not, appoint a delegate (the “Delegate”) which may be a single individual or a Committee consisting of two or more members, to hold office during the pleasure of the Administrator. The Delegate shall have such powers and duties as are delegated to it by the Administrator. The Delegate and/or Committee members shall not receive payment for their services as such.

(ii) Appointment of the Delegate and/or Committee members shall be effective upon filing of written acceptance of appointment with the Administrator.

(iii) The Delegate and/or Committee member may resign at any time by delivering written notice to the Administrator.

(iv) Vacancies in the Delegate and/or Committee shall be filled by the Administrator.

(v) If there is a Committee, the Committee shall act by a majority of its members in office; provided, however, that the Committee may appoint one of its members or a delegate to act on behalf of the Committee on matters arising in the ordinary course of administration of the Plan or on specific matters.

Section 7.5 Indemnification by the Company; Liability Insurance

The Company shall pay or reimburse any of the Company’s officers, directors, Committee members or Employees who are fiduciaries with respect to the Plan for all expenses incurred by such persons in, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys’ fees) arising out of the good faith performance of their duties under the Plan. The Company may obtain and provide for any such person, at the Company’s expense, liability insurance against liabilities imposed on such person by law.

Section 7.6 Recordkeeping

(i) The Administrator shall maintain suitable records of each Participant’s Account which, among other things, shall show separately deferrals and the earnings credited thereon, as well as distributions and withdrawals therefrom and records of its deliberations and decisions.

(ii) The Administrator shall appoint a secretary, and at its discretion, an assistant secretary, to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate under ERISA and to perform ministerial acts.

(iii) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

Section 7.7 Statement to Participants

By March 15 of each year, the Administrator shall furnish to each Participant a statement setting forth the value of the Participant’s Account as of the preceding December 31 and such other information as the Administrator shall deem advisable to furnish.

Section 7.8 Inspection of Records

Copies of the Plan and records of a Participant’s Account shall be open to inspection by the Participant or the Participant’s duly authorized representatives at the office of the Administrator at any reasonable business hour.

Section 7.9 Identification of Fiduciaries

The Administrator shall be the named fiduciary of the Plan and, as permitted or required by law, shall have exclusive authority and discretion to operate and administer the Plan.

Section 7.10 Procedure for Allocation of Fiduciary Responsibilities

(i) Fiduciary responsibilities under the Plan are allocated as follows:

A. The sole duties, responsibilities and powers allocated to the Board, any Committee and any fiduciary shall be those expressly provided in the relevant Sections of the Plan.

B. All fiduciary duties, responsibilities, and powers not allocated to the Board, any Committee or any fiduciary, are hereby allocated to the Administrator, subject to delegation.

(ii) Fiduciary duties, responsibilities and powers under the Plan may be reallocated among fiduciaries by amending the Plan in the manner prescribed in Section 8.6, followed by the fiduciaries’ acceptance of, or operation under, such amended Plan.

Section 7.11 Claims Procedure

(i) Any Participant or Beneficiary has the right to make a written claim for benefits under the Plan. If such a written claim is made, and the Administrator wholly or partially denies the claim, the Administrator shall provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant (and, in the case of an adverse benefit determination made on the basis of a finding that a claimant has not suffered a Disability, in a culturally and linguistically appropriate manner):

A. the specific reason or reasons for such denial;

B. specific reference to pertinent Plan provisions on which the denial is based;

C. a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

D. an explanation of the Plan’s claims review procedure and time limits applicable to those procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal; and

E. in the case of an adverse benefit determination made on the basis of a finding that a claimant has not suffered a Disability:

(1) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant; (B) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (C) a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration;

(2) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;

(3) either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and

(4) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(ii) The written notice of any claim denial pursuant to Section 7.11(a) shall be given not later than forty-five (45) days after receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim, in which event:

A. written notice of the extension shall be given by the Administrator to the claimant prior to forty-five (45) days after receipt of the claim;

B. the extension shall not exceed a period of thirty (30) days from the end of the initial forty-five (45) day period for giving notice of a claim denial; and

C. the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Administrator expects to render the benefit determination.

(iii) The decision of the Administrator shall be final unless the claimant, within sixty (60) days after receipt of notice of the claims denial from the Administrator, submits a written request to the Board, or its delegate, for an appeal of the denial. During that sixty (60) day period, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. The claimant shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits as part of the claimant’s appeal. The claimant may act in these matters individually, or through his or her authorized representative.

(iv) After receiving the written appeal, the Board, or its delegate, shall issue a written decision notifying the claimant of its decision on review not later than forty-five (45) days after receipt of the written appeal, unless the Board or its delegate determines that special circumstances require an extension of time for reviewing the appeal, in which event:

A. written notice of the extension shall be given by the Board or its delegate prior to forty-five (45) days after receipt of the written appeal;

B. the extension shall not exceed a period of forty-five (45) days from the end of the initial forty-five (45) day review period;

C. the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Board or its delegate expects to render the appeal decision.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is received by the Board or its delegate, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing of the appeal. If the period of time for reviewing the appeal is extended as permitted above, due to a claimant’s failure to submit information necessary to decide the claim on appeal, then the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(v) In conducting the review on appeal, the Board or its delegate shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Board or its delegate upholds the denial, the written notice of decision from the Board or its delegate shall set forth, in a manner calculated to be understood by the claimant (and, in the case of an adverse benefit determination on review made on the basis of a finding that a claimant has not suffered a Disability, in a culturally and linguistically appropriate manner):

A. the specific reason or reasons for the denial;

B. specific reference to pertinent Plan provisions on which the denial is based;

C. a statement that the claimant is entitled to be receive, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant to the claim for benefits;

D. a statement of the claimant’s right to bring a civil action under ERISA 502(a), which, in the case of an adverse benefit determination on review made on the basis of a finding that a claimant has not suffered a Disability, shall describe any applicable contractual limitations period that applies to the claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim; and

E. in the case of an adverse benefit determination on review made on the basis of a finding that a claimant has not suffered a Disability,

(1) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant; (B) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (C) a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration;

(2) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(3) either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.

Before the Plan issues an adverse benefit determination on review made on the basis of a finding that a claimant has not suffered a Disability, the Plan Administrator shall provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan in connection with the claim and any new or additional rationale on which the adverse benefit determination on review is based. Such evidence or rationale will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided under Section 7.11(d) hereof to give the claimant a reasonable opportunity to respond prior to that date.

(vi) If the Plan or any of its representatives fail to follow any of the above claims procedures, the claimant shall be deemed to have duly exhausted the administrative remedies available under the plan and shall be entitled to pursue any available remedies under ERISA Section 502(a), including but not limited to the filing of an action for immediate declaratory relief regarding benefits due under the Plan. In the case of a benefit claim that is conditioned on a determination of Disability of the claimant, if a claimant chooses to pursue remedies under ERISA Section 502(a) as described herein, his or her claim or appeal will be deemed denied on review without the exercise of discretion by the appropriate Plan fiduciary.

Notwithstanding the foregoing, with respect to a benefit claim that is conditioned on a determination of Disability of the claimant, the administrative remedies available under the Plan will not be deemed exhausted based on de minimis violations that do not cause, and are not likely to cause, prejudice or harm to the claimant so long as the Plan demonstrates that the violation was for good cause or due to matters beyond the control of the Plan and that the violation occurred in the context of an ongoing, good faith exchange of information between the Plan and the claimant. The claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its bases, if any, for asserting that the violation should not cause the administrative remedies available under the Plan to be deemed exhausted. If a court rejects the claimant’s request for immediate review of his or her claim on the basis that the Plan met the standards for the exception described in this paragraph, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.

(vii) In the case of a claim that is conditioned on a determination of Disability of the claimant, the Plan will ensure that the determinations regarding the claim are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision. Accordingly, decisions regarding hiring, compensation, termination, promotion or other similar matters with respect to any such individual will not be made based upon the likelihood that the individual will support the denial of benefits.

Section 7.12 Conflicting Claims

If the Administrator is confronted with conflicting claims concerning a Participant’s Account, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys’ fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant’s Account.

Section 7.13 Service of Process

The Secretary of the Company is hereby designated as agent of the Plan for the service of legal process.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Termination of the Plan

(i) While the Plan is intended as a permanent program, the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any group, division or other operational unit thereof or as to any affiliate thereof.

(ii) Discharge or layoff of any Employees without such a declaration shall not result in a termination of the Plan.

(iii) Subject to Section 8.1(d), in the event of any termination, the Board, in its sole and absolute discretion may elect to:

A. maintain Participants’ Accounts, payment of which shall be made in accordance with Article V; or

B. to the extent permissible under Section 409A without the imposition of the Section 409A Taxes, liquidate all of the Plan and distribute each Participant’s Account in a lump sum or in installments; provided that all such distributions (i) commence no earlier than the date that is twelve (12) months following the date of such termination (or such earlier date permitted under Section 409A without the imposition of the Section 409A Taxes) and (ii) are completed by the date that is twenty-four (24) months following the date of such termination (or such later date permitted under Section 409A without the imposition of the Section 409A Taxes).

(iv) Notwithstanding anything herein to the contrary, to the extent permitted under Section 409A without the imposition of the Section 409A Taxes, the Board (including the board of directors of any successor to the Company) shall have the right at any time within the period beginning thirty (30) days prior to a Change in Control and ending twelve (12) months following a Change in Control, to completely terminate the Plan. In the event of a Plan termination pursuant to this Section 8.1(d), the Administrator shall liquidate all of the Plan and distribute each Participant’s Account in a lump sum or in installments; provided that all such distributions are completed by the date that is thirty (30) days following the date of such termination.

Section 8.2 Limitation on Rights of Participants

The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Employee or any Nonemployee Director, or consideration for, or an inducement or condition of, the employment of an Employee or service of a Nonemployee Director. Nothing contained in the Plan shall give any Employee or Nonemployee Director the right to be retained in the service of a Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Employee or Nonemployee Director, except as otherwise provided by a written employment agreement between the Company and the Employee or Nonemployee Director, at any time without notice and with or without cause. Inclusion under the Plan will not give any Employee or Nonemployee Director any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Employees, Nonemployee Directors, Participants or any other persons entitled to payments under the Plan.

Section 8.3 Consolidation or Merger; Adoption of Plan by Other Companies

(i) In the event of the consolidation or merger of the Company with or into any other entity, or the sale by the Company of substantially all of its assets, the resulting successor may continue the Plan by adopting it in a resolution of its Board of Directors. If within 90 days from the effective date of such consolidation, merger or sale of assets, such successor corporation does not adopt the Plan, the Plan shall be terminated in accordance with Section 8.1.

(ii) There shall be no merger or consolidation with, or transfer of the liabilities of the Plan to, any other plan unless each Participant in the Plan would have, if the combined or successor plans were terminated immediately after the merger, consolidation, or transfer, an account which is equal to or greater than his or her corresponding Account under the Plan had the Plan been terminated immediately before the merger, consolidation or transfer.

Section 8.4 Errors and Misstatements

In the event of any misstatement or omission of fact by a Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall cause the Company to pay the Participant or any other person entitled to payment under the Plan any underpayment in cash in a lump sum, or to recoup any overpayment from future payments to the Participant or any other person entitled to payment under the Plan in such amounts as the Administrator shall direct, or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

Section 8.5 Payment on Behalf of Minor, Etc.

In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Company, the Board, the Administrator, the Committee and their officers, directors and employees.

Section 8.6 Amendment of Plan

The Plan may be wholly or partially amended by the Board from time to time, in its sole and absolute discretion, including prospective amendments which apply to amounts held in a Participant’s Account as of the effective date of such amendment and including retroactive amendments necessary to conform to the provisions and requirements of ERISA or the Code; provided, however, that no amendment shall decrease the amount of any Participant’s Account as of the effective date of such amendment. Notwithstanding the foregoing, Section 8.7 shall not be amended in any respect on or after a Change in Control and no amendment to this Plan shall reduce, limit or eliminate any rights of a Participant to distributions pursuant to Article V for deferrals for which elections under Article III occurred prior to the effective date of the amendment, without the Participant’s prior written consent, except for amendments necessary to conform to the provisions and requirements of ERISA or the Code.

Section 8.7 Funding

(i) Subject to Section 8.7(b), all benefits payable under the Plan will be paid from the general assets of the Company and no Participant or beneficiary shall have any claim against any specific assets of the Company.

(ii) Not later than the occurrence of a Change in Control, the Company shall cause to be transferred to a grantor trust described in Section 671 of the Code, assets equal in value to all accrued obligations under the Plan as of one day following a Change in Control, in respect of both active employees of the Company and retirees as of that date. Such trust by its terms shall, among other things, be irrevocable. The value of liabilities and assets transferred to the trust shall be determined by one or more nationally recognized firms qualified to provide actuarial services. The establishment and funding of such trust shall not affect the obligation of the Company to provide benefits payments under the terms of the Plan to the extent such benefits are not paid from the trust. Notwithstanding anything herein or in any trust agreement to the contrary, in no event shall (i) assets of the Company or any affiliate be set aside or reserved (directly or indirectly) in a trust or transferred to such a trust for purposes of paying deferred amounts and earnings thereon for an “applicable covered employee” (as defined in Section 409A(b)(3)(D)(i) of the Code) under the Plan during any “restricted period” (as defined in Section 409A(b)(3)(B) of the Code), or (ii) any assets of the Company, any affiliate or any trust described in this paragraph become restricted to the provision of benefits under the Plan in connection with a “restricted period” (as defined in Section 409A(b)(3)(B) of the Code); in each case, unless otherwise permitted under Section 409A(b)(3) of the Code without the imposition of any Section 409A Taxes.

Section 8.8 Governing Law

The Plan shall be construed, administered and governed in all respects under and by the laws of the State of California, except to the extent such laws may be preempted by ERISA.

Section 8.9 Pronouns and Plurality

The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

Section 8.10 Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 8.11 References

Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this document to be executed this             day of May, 2018.

ENTERPRISE SERVICES, LLC

By:
[Name]
[Title]

APPENDIX A — SUMMARY PLAN INFORMATION

Plan Sponsor:	Enterprise Services, LLC
13600 EDS Drive
Herndon, VA 20171 703-245-9675

Agent for Service of Legal Process:	Enterprise Services, LLC
13600 EDS Drive
Herndon, VA 20171 703-245-9675

Employer Identification Number:	75-2548221

Plan Year:	January 1 to December 31

The Plan constitutes two separate plans, one for the benefit of Nonemployee Directors (the “Nonemployee Director Plan”) and one for the benefit of Key Executives (the “Key Executive Plan”). The Key Executive Plan is a nonqualified deferred compensation plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, as defined below. The Key Executive Plan is not subject to the minimum funding requirements of ERISA and benefits under the Plan are not guaranteed by the Pension Benefit Guaranty Corporation under Title IV of ERISA. The Nonemployee Director Plan is not subject to ERISA.

STATEMENT OF RIGHTS AND PROTECTIONS UNDER ERISA

Participants in the Key Executive Plan are entitled to certain rights and protections under ERISA. ERISA provides that all Key Executive Plan Participants shall be entitled to:

Receive Information About Your Plan and Benefits

1.	Examine, without charge, at the Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the Key Executive Plan.

2.	Obtain, upon written request to the Administrator, copies of all documents governing the operation of the Key Executive Plan. The Administrator may make a reasonable charge for the copies.

3.	Obtain a statement telling you the value of your Key Executive Plan Account. This statement must be requested in writing and is not required to be given more than once every twelve (12) months. The Key Executive Plan must provide the statement free of charge.

Enforce Your Rights

If your claim for a Key Executive Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Key Executive Plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in Federal court.

Notwithstanding the foregoing provisions of this Statement of ERISA Rights, you must exhaust the Plan’s administrative claim and appeal procedures (described above) prior to filing any lawsuit.

Assistance with Your Questions

If you have any questions about your Key Executive Plan, you should contact the Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the plan administrator, you should contact the nearest office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

APPENDIX B — DXC SPIN-OFF

Section B.1 Background

The Company is a wholly-owned subsidiary of Ultra SC Inc., which was a subsidiary of DXC Technology Company (“DXC”) prior to the Spin-Off. On the Effective Date, pursuant to an agreement between the Company and DXC, the liabilities for certain participants’ benefits under the DXC Plan were transferred to the Company and to this Plan. The Participants whose benefits were transferred to this Plan on the Effective Date are referred to in this Appendix B and in Appendix C and D as “DXC Participants.” The rules in this Appendix B shall apply notwithstanding any Plan provisions to the contrary.

Section B.2 Plan Benefits

DXC Participants who, as of the Effective Date, were active U.S. Employees and who qualified as eligible employees under the DXC Plan shall be Eligible Key Executives under this Plan on such date. All service and compensation that was taken into account for purposes of determining the amount of a DXC Participant’s benefit or his vested right to a benefit under the DXC Plan as of the Effective Date shall be taken into account for the same purposes under this Plan.

Section B.3 Distributions

Except as otherwise provided in Appendix C or D hereof, the terms of this Plan shall govern the distribution of all benefits payable to a DXC Participant or any other person with a right to receive such benefits, including amounts accrued under the DXC Plan and then transferred to this Plan.

Section B.4 Termination

For avoidance of doubt, no DXC Participant shall be treated as incurring a separation from service, termination of employment, retirement, or similar event for purposes of determining the right to a distribution, vesting, benefits or any other purpose under the Plan as a result of the Spin-Off. The Company’s key employees shall be determined in accordance with the special rules for spin-offs under Treas. Reg. §1.409A-1(i)(6)(iii), or any successor thereto, for the period indicated in such regulation.

Section B.5 Participant Elections

All elections made by DXC Participants under the DXC Plan, including any deferral elections, payment elections, and beneficiary designations, shall apply to the same effect under this Plan as if made under the terms of this Plan; provided that the Company shall be able to change the investment options under the Plan (including with respect to Appendix C and D Deferrals) at any time, in its sole discretion.

Section B.6 References to Plan

All references in this Plan to the “Plan” as in effect before the Effective Date shall be read as references to the DXC Plan.

Section B.7 Right to Benefits

With respect to any recordkeeping account established to determine a benefit provided or due under the DXC Plan at any time, no benefit will be due under the Plan except with respect to the portion of such recordkeeping account reflecting the liability transferred from the DXC Plan to the Plan on the Effective Date. Additionally, on and after the Effective Date, DXC and the DXC Plan, and any successors thereto, shall have no further obligation or liability to any DXC Participant with respect to any benefit, amount or right due under the DXC Plan.

APPENDIX C — SPECIAL RULES APPLICABLE TO PRE-2018 DEFERRALS OF

FORMER ES PLAN PARTICIPANTS

The provisions of this Appendix C are applicable and effective with respect to the portion of the benefits transferred into this Plan (as described in Appendix B) that relates to compensation deferred, and related earnings credited, under the DXC Plan or a Predecessor Plan prior to January 1, 2018 by DXC Participants who were former participants in the Enterprise Services Executive Deferred Compensation Plan (the “Appendix C Deferrals”), which plan was merged into the DXC Plan as of January 1, 2018. This Appendix C incorporates into the Plan the provisions of the DXC Plan as they applied pre-Spin-Off with respect to Appendix C Deferrals. The provisions herein continue to apply post-Spin-Off and shall supersede any Plan terms to the contrary solely as they relate to Appendix C Deferrals. Where appropriate, references herein to DXC shall refer to the Company for periods beginning after April 30, 2018, and references herein to the ES Plan shall refer to the Plan for periods beginning after April 30, 2018. For the avoidance of doubt, Articles VII (Administrative Provisions) and VIII (Miscellaneous Provisions) shall apply with respect to Appendix C Deferrals.

As of January 1, 2018, former participants in the Enterprise Services Executive Deferred Compensation Plan who otherwise met the Plan’s eligibility requirements became eligible to make deferrals under the DXC Plan pursuant to the general provisions of the DXC Plan.

Section C.1 Definitions.

In addition to the terms defined in the preamble to the Plan, whenever the following terms are used in Appendix C of the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Account. “Account” means a bookkeeping account established by DXC for (i) each Participant electing to defer Eligible Income under the ES Plan, and (ii) each Rollover Participant.

Actual Pay. “Actual Pay” means “Eligible Compensation” as defined in the DXC Technology Matched Asset Plan, as amended from time to time, without giving effect to the Code section 401(a)(17) limitation set forth in such definition and the exclusion of pay deferred under the ES Plan.

Affiliate. “Affiliate” means any corporation or other entity that is treated as a single employer with DXC under Code section 414.

Annual Rate of Pay. “Annual Rate of Pay” means the annual rate of pay, which is the sum of an employee’s base pay and targeted incentive amount, as reflected in the compensation data in DXC’s global database for human resources information, and as adjusted for such employee’s employment status, including part-time status.

Beneficiary. “Beneficiary” means the person or persons or trust designated by a Participant to receive any amounts payable under the ES Plan in the event of the Participant’s death. DXC has established procedures governing the form and manner in which a Participant may designate a Beneficiary. Only a Beneficiary designation submitted in accordance with such procedures and that is received by DXC before the death of the Participant shall be a valid Beneficiary designation. If there is no valid Beneficiary designation in effect upon the death of a Participant, any remaining Account balance shall be paid in the following order: (i) to that person’s spouse; (ii) if no spouse is living at the time of such payment, then to that person’s living children, in equal shares; (iii) if neither a spouse nor children are living, then to that person’s living parents, in equal shares; (iv) if neither spouse, nor children, nor parents are living, then to that person’s living brothers and sisters, in equal shares; and (v) if none of the individuals described in (i) through (iv) are living, to that person’s estate. A person’s domestic partner shall be considered a person’s spouse for purposes of this paragraph. DXC shall determine a person’s status as a domestic partner in a uniform and nondiscriminatory manner.

Bonus Eligible Employee. “Bonus Eligible Employee” means an individual who is an Employee on November 1 preceding the Plan Year with respect to which deferrals are to be made (1) who satisfies both of the following conditions: (i) whose job position has a title of Director (or whose job function is, in the sole and absolute discretion of DXC, equivalent to a ‘Director’ position) and (ii) whose Annual Rate of Pay is equal to or greater than the dollar limit for highly compensated employees as defined in Section 414(q)(1)(B)(i) of the Code plus $30,000, or (2) whose job position has a title of Executive Vice President or above, irrespective of such Employee’s Annual Rate of Pay.

Code. “Code” means the Internal Revenue Code of 1986, as amended.

Code Section 401(a)(17) Limit. “Code Section 401(a)(17) Limit” means the amount specified under Code section 401(a)(17) in effect on January 1 of the Plan Year.

Committee or Plan Committee. “Committee” or “Plan Committee” means the Compensation Committee of DXC’s Board of Directors or its delegate.

Deferral Form. “Deferral Form” means a written or electronic form provided by DXC pursuant to which an Eligible Employee may elect to defer amounts under the ES Plan.

Director. “Director” means the title for an employee who has a job grade of DIR1 and above.

DXC. “DXC” means DXC Technology Company (f/k/a Everett SpinCo, Inc.) or any successor corporation or other entity.

Eligible Employee.

“Eligible Employee” means an individual who is (i) a Bonus Eligible Employee, (ii) a Match Eligible Employee, (iii) an Employee whose Annual Rate of Pay, as of the first day of November preceding the Plan Year with respect to which the deferral is to be made, exceeds the Code Section 401(a)(17) Limit for the Plan Year in which the deferral is to be made, or (iv) a combination or all of the foregoing. An individual’s status as an Eligible Employee shall be determined by DXC in its sole discretion.

An Eligible Employee shall also include a Newly Hired Employee and a Late Year Newly Hired Employee.

Eligible Employees shall also include all Everett Employees who are Employees as of April 1, 2017, and had deferral elections in effect with respect to 2017 compensation under the Predecessor Plan.

Any contrary terms of the ES Plan notwithstanding, no individual shall become an Eligible Employee after April 1, 2017.

Eligible Income. “Eligible Income” means Actual Pay, Annual Retainer and Incentive Awards.

EMA. “EMA” means the Employee Matters Agreement entered into at or prior to the date of the “Distribution” by and between Hewlett Packard Enterprise Company, a Delaware Corporation, Everett SpinCo, Inc. and Computer Sciences Corporation. The “Distribution” means the pro rata distribution by Hewlett Packard Enterprise Company of its shares of Everett SpinCo’s common stock to the holders of shares of Hewlett Packard Enterprise Company common stock.

Employee. “Employee” means an individual who is a regular employee on the U.S. payroll of a Participating Employer, other than a temporary or intermittent employee. The term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant, or a person otherwise designated by a Participating Employer as not eligible to participate in the ES Plan, even if such person is determined to be an “employee” of a Participating Employer by any governmental or judicial authority.

Employer Matching Contributions. “Employer Matching Contributions” means the matching contributions as defined in Section D.4(a).

EPfR Plan. “EPfR Plan” means the DXC Executive Pay-for-Results Plan, as amended from time to time.

ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

ES Spin-Off. “ES Spin-Off” means the spin-off and sale of the Enterprise Services business pursuant to the Agreement and Plan of Merger entered into an on May 24, 2016, as subsequently amended November 2, 2016, by and between Computer Sciences Corporation, Everett Merger Sub Inc., Hewlett Packard Enterprise Company and Everett SpinCo, Inc.

Everett Employee. “Everett Employee” has the meaning given such term under the EMA.

Former Everett Employee. “Former Everett Employee” has the meaning given such term under the EMA.

Grandfathered Plan. “Grandfathered Plan” shall mean the Hewlett Packard Enterprise Grandfathered Executive Deferred Compensation Plan, which is attached hereto as Attachment A (incorporated herein as Section D.8).

Incentive Award. “Incentive Award” means an amount payable to an Eligible Employee under a cash bonus or incentive compensation plan of DXC or a Participating Employer that the Committee has deemed eligible for deferral.

Investment Options. “Investment Options” means the investment options, as determined from time to time by DXC, used to credit earnings, gains and losses on Account balances.

Key Employee. “Key Employee” means an Employee who at Termination of Employment is treated as a “specified employee” under Code section 409A(a)(2)(B)(i), i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof) of a corporation the stock of which is publicly traded on an established securities market or otherwise. DXC shall determine which Employees will be deemed a Key Employee for purposes of this ES Plan during a Plan Year based on the twelve-month period ending on the September 30 prior to the Plan Year. Notwithstanding the foregoing, to the extent required in connection with the ES Spin-Off, the determination of which individuals will be deemed a Key Employee shall be made in a manner that complies with Treas. Reg. § 1.409A-1(i)(6).

Late Year Newly Hired Employee. “Late Year Newly Hired Employee” means an Employee (i) who is hired in November or December and (ii) who would have qualified as an Eligible Employee as of the November 1 preceding his date of hire based on his initial position and Annual Rate of Pay.

Match Eligible Employee. “Match Eligible Employee” means an Employee (i) who is eligible for a matching contribution under the DXC Technology Matched Asset Plan, and (ii) whose Annual Rate of Pay, as of the first day of November preceding the Plan Year with respect to which the deferral is to be made, exceeds the Code Section 401(a)(17) Limit for such Plan Year.

Newly Hired Employee. “Newly Hired Employee” means an Employee (i) who would have qualified as an Eligible Employee as of the November 1 preceding his date of hire based on his initial position and Annual Rate of Pay, and (ii) whose base salary payable in the year of hire is projected to exceed the Code section 401(a)(17) limit for such year; provided, however, that an individual who has previously worked for DXC or an Affiliate will only qualify as a “Newly Hired Employee” if he meets the requirements of Treas. Reg. § 1.409A-2(a)(7) or any successor thereto. Generally, a re-hired individual will meet these requirements if (1) he has been paid any and all amounts due him under the ES Plan (and any plans required to be aggregated with the ES Plan under Code section 409A) prior to re-hire, or (2) he has not been eligible to participate, other than the accrual of earnings, in the ES Plan (or any other plan required to be aggregated with the ES Plan under Code section 409A) for at least 24 months.

Participant. “Participant” means an Eligible Employee who elects or has elected to defer amounts under the ES Plan or any individual who has a benefit that is part of the Transferred Benefits.

Participating Employer. “Participating Employer” means such Affiliate companies as may be designated by DXC from time to time.

PfR Plan. “PfR Plan” means the DXC Pay-for-Results Short-Term Bonus Plan, as amended from time to time.

Plan. “Plan” means this DXC Technology Company Deferred Compensation Plan, as set forth herein and as amended from time to time.

Plan Year. “Plan Year” means January 1 through December 31.

Predecessor Plan. “Predecessor Plan” means the Hewlett Packard Enterprise Executive Deferred Compensation Plan and, as applicable, the Grandfathered Plan.

Retirement Date. “Retirement Date” means the date on which a Participant has completed at least 15 years of service, as measured from such Participant’s last hire date, and has attained age 55.

Rollover Participant. “Rollover Participant” means an individual with an Account in the ES Plan transferred from a Rollover Plan in accordance with the provisions of Article XXVIII. The term Rollover Participant may also refer to an individual who has previously been a Participant in the ES Plan, or an existing Participant at the time of transfer.

Rollover Plan. “Rollover Plan” means either (1) a nonqualified deferred compensation plan of a business entity acquired by DXC or an Affiliate through acquisition of a majority of the voting interest in, or substantially all of the assets of, such entity, or (2) any plan or program of DXC or an Affiliate pursuant to the termination of which an Account is established for a Participant or Rollover Participant.

Termination Date. “Termination Date” means the date on which the Participant experiences a “separation from service” as defined under Code section 409A.

Termination of Employment or Terminates Employment. “Termination of Employment” or “Terminates Employment” means a “separation from service” with DXC and its Affiliates as defined under Code section 409A.

Section C.2 Participation.

Participation in the ES Plan shall be limited to Eligible Employees. DXC shall notify any Employee of his status as an Eligible Employee at such time and in such manner as DXC shall determine. An Eligible Employee shall become a Participant by making a deferral election under Article XXV.

To the extent required under the EMA, the ES Plan shall assume liability for all benefits accrued or earned (whether or not vested) by Everett Employees or Former Everett Employees under a Predecessor Plan (the “Transferred Benefits”). With respect to the Transferred Benefits, the ES Plan shall recognize and maintain all investment and payment form elections in effect with respect to such Transferred Benefits under the Predecessor Plan immediately prior to April 1, 2017; provided, that DXC shall be able to change the Investment Options under the ES Plan at any time, in its sole discretion. The distribution of Transferred Benefits for benefits accrued or earned under the Grandfathered Plan shall be subject to the distribution terms regarding time and form or payment of the Grandfathered Plan.

All service and compensation that was taken into account for purposes of determining eligibility, the amount of a Participant’s 2017 Plan Year deferral or his vested right to a benefit under the Predecessor Plan as of immediately prior to April 1, 2017, shall be taken into account for the same purposes under the ES Plan, provided that such crediting shall not result in a duplication of benefits.

Section C.3 Participant Accounts.

(a) Employee Deferral Elections

Deferrals may be made by an Eligible Employee with respect to the following types of Eligible Income, as permitted by DXC:

(1) Annual Rate of Pay.

(i) An Eligible Employee whose Annual Rate of Pay, as of the first day of November preceding the Plan Year with respect to which the deferral is to be made, exceeds the Code Section 401(a)(17) Limit for the Plan Year in which the deferral is to be made, may elect to defer a portion of his Actual Pay. In order to elect to defer Annual Rate of Pay earned during a Plan Year, an Eligible Employee shall submit an irrevocable Deferral Form with DXC before the beginning of such Plan Year.

(ii) The portion of his Annual Rate of Pay that an Eligible Employee elects to defer for a Plan Year shall be stated as a whole dollar amount. The minimum amount of Annual Rate of Pay that an Eligible Employee may elect to defer in a Plan Year is $1,200. The maximum amount is equal to the greater of $1,200 or the Eligible Employee’s Annual Rate of Pay that exceeds the Code Section 401(a)(17) Limit. If the Internal Revenue Service does not publish the Code Section 401(a)(17) Limit for the Plan Year prior to enrollment, DXC has the discretion to determine eligibility to elect to defer Annual Rate of Pay; provided, however, if a Participant is determined to be ineligible to elect to defer Annual Rate of Pay under paragraph (i) above for a Plan Year, any Annual Rate of Pay deferrals the Participant elected for the Plan Year shall be void.

(iii) The deferral amount designated by an Eligible Employee will be deducted in equal installments over the pay periods falling within the Plan Year to which the election pertains.

(2) Incentive Awards. A Bonus Eligible Employee may elect to defer any portion of an Incentive Award up to 95%, expressed as whole percentage points. In order to elect to defer an Incentive Award, a Bonus Eligible Employee shall submit an irrevocable Deferral Form with DXC before the beginning of the Plan Year in which the performance period to which Incentive Award pertains begins, in accordance with procedures that DXC determines in its discretion. Notwithstanding the foregoing, if DXC determines that a Bonus Eligible Employee may elect to defer a portion of the Incentive Award at a later time under Code section 409A, a Bonus Eligible Employee may elect to defer a portion of the Incentive Award by filing an irrevocable Deferral Form at such later time as determined by DXC in accordance with Code section 409A.

(b) New Hires

A Newly Hired Employee may elect within 30 days of becoming an Employee to defer base salary earned subsequent to the deferral election becoming effective and in the year of hire. Such an election shall become irrevocable and effective at the end of this 30-day period.

(c) Late Year New Hires

A Late Year Newly Hired Employee may elect within the later of 30 days of becoming an Employee or the end of the calendar year in which he is hired to defer base salary earned in the Plan Year following his year of hire. Such an election shall become irrevocable and effective at the end of this election period and shall apply to base salary earned subsequent to the deferral election’s becoming effective.

(d) Predecessor Plan Deferrals

Notwithstanding Section D.3(a), all deferral elections made by Everett Employees under the Predecessor Plan with respect to compensation earned during 2017 shall remain in effect under the ES Plan with respect to such compensation to the extent (i) such Everett Employee is an Employee on April 1, 2017, and (ii) permitted by Code Section 409A. To the extent required by Code Section 409A, for purposes of this Section D.3(d), “Actual Pay” shall mean “Eligible Compensation” as defined in the Hewlett Packard Enterprise 401(k) Plan, as in effect immediately prior to April 1, 2017, without giving effect to the Code section 401(a)(17) limitation set forth in such definition and the exclusion of pay deferred under this ES Plan.

(e) Crediting of Deferrals

Eligible Income deferred by a Participant under the ES Plan shall be credited to the Participant’s Account as soon as administratively practicable after the amounts would have otherwise been paid to the Participant.

(f) Vesting on Eligible Income

A Participant shall at all times be 100% vested in any Eligible Income deferred under the ES Plan and credited to his Account.

(g) Administrative Charges

The administrative cost associated with this ES Plan may be debited to a Participant’s Account in a manner determined by the Plan Committee or its designee, in its sole discretion.

Section C.4 Match on Deferrals.

(a) Employer Matching Contributions

At the end of each Plan Year, DXC shall credit a Match Eligible Employee’s Account with Employer Matching Contributions. The Employer Matching Contributions shall be applied only to the extent that the Match Eligible Employee’s Actual Pay exceeds the Code Section 401(a)(17) Limit for the Plan Year, and the rate of Employer Matching Contributions shall be equal to the weighted average of the various rates that applied (or would have applied) to such Employee under the DXC Technology Matched Asset Plan for the Plan Year, determined as if such Employee had participated in the DXC Technology Matched Asset Plan for the entire Plan Year. Notwithstanding the foregoing, the maximum amount of Employer Matching Contributions for a Plan Year for a Match Eligible Employee shall not exceed the maximum amount of match for which such Employee would be eligible under the DXC Technology Matched Asset Plan for the Plan Year.

(b) Crediting of Employer Matching Contributions

Employer Matching Contributions for a Plan Year shall be credited to the Accounts of Match Eligible Employees as soon as administratively practicable after the end of the Plan Year. The Account of a Participant shall be credited with Employer Matching Contributions for a Plan Year only if such Participant has not terminated employment with DXC and its Participating Affiliates prior to the end of the Plan Year, unless such termination is due to death, disability or is after Participant’s Retirement Date.

(c) Vesting of Employer Matching Contributions

(1) Vesting Schedule. A Participant’s interest in Employer Matching Contributions shall vest as follows:

(i) Participants who participated in a Predecessor Plan shall be fully vested in Employer Matching Contributions credited to such Participant’s Account.

(ii) For Participants not described in Section D.4(c)(1)(i) above, the Participant will be vested in Employer Matching Contributions credited to such Participant’s Account when such Participant would be vested in Employer Matching Contributions credited to his or her account under the DXC Technology Matched Asset Plan. Notwithstanding the foregoing, a Participant will be fully vested in Employer Matching Contributions credited to his or her Account if the Participant’s employment with DXC and its Affiliates is terminated (A) due to death or disability, (B) after the Participant has reached his or her Retirement Date, or (C) if the Participant terminates employment from DXC or an Affiliate in connection with a sale or other disposition by DXC or the Affiliate of the business unit in which the Participant had been employed.

(2) Forfeiture of Employer Matching Contributions. Except as otherwise provided above, upon termination of employment with DXC and its Affiliates, a Participant shall forfeit the nonvested portion of his or her Account and applicable earnings thereon.

(d) Elimination of HPE Matching Contributions

Notwithstanding any ES Plan provisions to the contrary, no HPE Matching Contributions shall be credited under the ES Plan with respect to periods of employment on or after April 3, 2017.

Section C.5 Investment Options, Earnings Credited and Distribution of Account Balance.

(a) Investment Options and Earnings

(1) Investment Options and Procedures. DXC shall select the Investment Options to be available under the ES Plan, and shall specify procedures by which a Participant may make an election as to the deemed investment of amounts credited to his Accounts among the Investment Options, as well as the procedures by which a Participant may change his investment selection. Nothing in this ES Plan, however, will require DXC to invest any amounts in such Investment Options or otherwise.

(2) Earnings. DXC shall periodically credit gains, losses and earnings to a Participant’s Account, until the full balance of the Account has been distributed. Amounts shall be credited to a Participant’s Account under this Section based on the results that would have been achieved had amounts credited to the Account been invested as soon as practicable after crediting into the Investment Options selected by the Participant.

Any portion of an Incentive Award that qualifies as “performance-based compensation” under Code section 162(m) and is deferred under the ES Plan by a Participant who qualifies as a “covered employee” under Code section 162(m) shall be credited with earnings and otherwise administered in a manner so that the ultimate payment(s) of the deferred amount remains so qualified.

(b) Time and Form of Payment Elections

(1) Deferral Elections by Eligible Employees. Each Deferral Form submitted by an Eligible Employee shall specify the year in which payment of the aggregate of the deferred amount and any Employer Matching Contributions for the Plan Year (and earnings thereon) is to be made or commence. Such payment year shall be at least three (3) years after the Plan Year in which the deferrals are being made. Each Deferral Form shall also specify the form of payment of the deferred amount and any Employer Matching Contributions for the Plan Year (and earnings thereon). A Participant may elect payment in the form of a single lump sum payment or annual installment payments for a period of not less than two (2) but no more than fifteen (15) years. Annual installment payments will be paid once a year beginning in the year specified on the applicable Deferral Form or as otherwise provided herein.

(i) Default Elections for Eligible Employees. If an Eligible Employee Participant fails to specify the year in which payment of the deferred amount and any Employer Matching Contributions for the Plan Year (and earnings thereon) is to be made or commence, then Participant will be deemed to have elected distribution at Participant’s Termination Date, subject to Sections D.5(c) or (d) below. If a Participant fails to make an effective payment form designation on a Deferral Form, the amount deferred and any Employer Matching Contributions for the Plan Year (and earnings thereon) under such Deferral Form will be distributed in a single lump sum in the year elected.

(ii) Payment Timing for Eligible Employees. Payment shall be made or shall commence in January of the year that an Eligible Employee Participant elects to receive a distribution.

(iii) Eligible Employees Terminating After Retirement Date. An Eligible Employee Participant may also elect on a Deferral Form that payments of that Plan Year’s deferrals and any Employer Matching Contributions (and earnings thereon) shall be paid in January of the year following the year in which the Participant’s Termination Date occurs (in the case of installment payments, the first installment shall be paid in the January following the Participant’s Termination Date, and subsequent installments shall be made each January thereafter), if the Participant’s Termination Date is after his Retirement Date.

(iv) Eligible Employees Terminating Prior to Retirement Date. If an Eligible Employee Participant’s Termination Date precedes his or her Retirement Date, such Participant shall be deemed to have elected on each Deferral Form that such Plan Year’s deferrals and any Employer Matching Contributions (and earnings thereon) shall be paid in a single lump sum in January of the year following the year in which the Participant Terminates Employment.

(c) Automatic Distributions.

Notwithstanding any payment elections made on Deferral Forms and Section D.5(b):

(1) Distributions to Key Employees. Distributions may not commence to a Key Employee upon a Termination of Employment before the date which is six months after the date of the Key Employee’s Termination of Employment. If distributions are to be paid in a lump sum, such lump sum payment shall be distributed in the later of (A) the seventh month after the Termination of Employment or (B) January of the year following the year of the Termination of Employment. If distributions are to be paid in installments and the first installment is payable during this six-month period, such installment shall be distributed in the later of (I) the seventh month after the Termination of Employment or (II) January of the year following the year of the Termination of Employment, with subsequent installments to be made each January thereafter.

(2) Distributions Upon Death. If a Participant dies before full distribution of his Account balance, any balance shall be distributed in a lump sum payment to the Participant’s Beneficiary in the month following the month in which the Participant’s death occurs.

(d) Withdrawals for Unforeseeable Emergency.

Upon approval by the Plan Committee, a Participant may withdraw all or any portion of his vested Account balance for an Unforeseeable Emergency. The amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under this ES Plan. “Unforeseeable Emergency” means for this purpose a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. For the avoidance of doubt, a circumstance does not constitute an “Unforeseeable Emergency” for purposes of the ES Plan unless such circumstance constitutes an “unforeseeable emergency” as defined in Treas. Reg. § 1.409A-3(i)(3). The amount withdrawn for an Unforeseeable Emergency is subject to a minimum of $10,000.

Notwithstanding Section D.3(a), if the Plan Committee approves a distribution under this Section, the Participant’s deferrals under the ES Plan shall cease. The Participant will be allowed to enroll if eligible at the beginning of the next enrollment period following six (6) months after the date of distribution.

(e) Effect of Taxation.

If the Internal Revenue Service or a court of competent jurisdiction determines that ES Plan benefits are includible in the gross income of a Participant under Code section 409A prior to actual receipt of the benefits, DXC shall immediately distribute the benefits found to be so includible to the Participant.

Section C.6 Rollovers from Other Plans.

(a) Discretion to Accept.

The Committee shall have complete authority and discretion, but no obligation, to establish an Account for a Rollover Participant and credit the Account with the amount transferred from the Rollover Participant’s account in a Rollover Plan. Amounts credited to such Accounts are fully subject to the provisions of this ES Plan. Reference in the ES Plan to such a crediting as a “rollover” or “transfer” from a Rollover Plan is nominal in nature, and confers no additional rights upon a Rollover Participant other than those specifically set forth in the ES Plan.

(b) Status of Rollover Participants.

A Rollover Participant and his Beneficiary are fully subject to the provisions of this ES Plan, except as otherwise expressly set forth herein. A Rollover Participant who is not already a Participant in the ES Plan and is not otherwise eligible to participate in the ES Plan at the time of rollover, shall not be entitled to make any additional deferrals under the ES Plan unless and until he has become eligible to do so under the terms of the ES Plan.

(c) Payments to Rollover Participants.

Payments from a Rollover Participant’s Account shall be made in accordance with the form and timing of payment provisions of the Rollover Plan.

Section C.7 Appendix A to ES Plan.

A.1 Background

The Company was a subsidiary of HP Inc. (“HP”) prior to November 1, 2015 (the “Effective Date”). On the Effective Date, pursuant to an agreement between the Company and HP, the liabilities for certain participants’ benefits under the Hewlett-Packard Company Executive Deferred Compensation Plan (the “HP Plan”) were transferred to the Company and to this Plan. The Participants whose benefits were transferred to this Plan on the Effective Date are referred to below as “HP Participants.” The rules in this Appendix shall apply notwithstanding any Plan provisions to the contrary.

A.2 Plan Benefits

HP Participants who qualified as eligible employees under the HP Plan on the Effective Date shall be Eligible Employees under this Plan on such date. All service and compensation that was taken into account for purposes of determining the amount of an HP Participant’s benefit or his vested right to a benefit under the HP Plan as of the Effective Date shall be taken into account for the same purposes under this Plan.

A.3 Distributions

The terms of this Plan shall govern the distribution of all benefits payable to an HP Participant or any other person with a right to receive such benefits, including amounts accrued under the HP Plan and then transferred to this Plan.

A.4 Termination

For avoidance of doubt, no HP Participant shall be treated as incurring a separation from service, termination of employment, retirement, or similar event for purposes of determining the right to a distribution, vesting, benefits, or any other purpose under the Plan as a result of HP’s distribution of Company shares to HP shareholders.

A.5 Participant Elections

All elections made by HP Participants under the HP Plan, including any deferral elections, payment elections, and beneficiary designations, shall apply to the same effect under this Plan as if made under the terms of this Plan.

A.6 References to Plan

All references in this Plan to the “Plan” as in effect before the Effective Date shall be read as references to the HP Plan.

A.7 Right to Benefits

With respect to any recordkeeping account established to determine a benefit provided or due under the HP Plan at any time, no benefit will be due under the Plan except with respect to the portion of such recordkeeping account reflecting the liability transferred from the HP Plan to the Plan on the Effective Date. Additionally, on and after the Effective Date, HP and the HP Plan, and any successors thereto shall have no further obligation or liability to any HP Participant with respect to any benefit, amount, or right due under the HP Plan.”

Section D.8 Attachment A to ES Plan – Hewlett Packard Enterprise Grandfathered Executive Deferred Compensation Plan (Effective November 1, 2015)

Section 1. Establishment and Purpose of Plan.

The Hewlett Packard Enterprise Grandfathered Executive Deferred Compensation Plan is hereby adopted effective as of November 1, 2015 (the “Effective Date”). The Plan provides deferred compensation for a select group of management or highly compensated employees as established in Title I of ERISA. The Plan is established to receive liabilities transferred from the Hewlett-Packard Company Executive Deferred Compensation Plan.

No amounts shall be deferred under the Plan on and after the Effective Date.

The Plan is intended to be an unfunded and unsecured deferred compensation arrangement between the Participant and the Company, in which the Participant agrees to give up a portion of the Participant’s current compensation in exchange for the Company’s unfunded and unsecured promise to make a deferred payment at a future date, as specified in Sections 6 and 7. As such the Plan shall be exempt from the participation, vesting and funding requirements of Parts 2 and 3 of Title I of ERISA and shall be subject to the limited reporting and disclosure requirements (under Part 1 of Title I of ERISA) applicable to such plans. The Company retains the right, as provided in Article XVI, to amend or terminate the Plan at any time. Certain capitalized words used in the text of the Plan are defined in Section 11 in alphabetical order.

See Appendix A for special rules related to the spin-off of the Company from HP Inc.

Section 2. Participation in the Plan.

2.1 General. All Eligible Employees are eligible to defer Bonuses under the Plan. Eligible Employees are eligible to defer Base Pay under the Plan so long as their Base Pay, as of the first day of October preceding the calendar year within which the deferral is to be made, is equal to or in excess of the sum of (1) the amount defined in Code section 401(a)(l7), which is in effect on January 1 of the calendar year to which the deferral election pertains, as adjusted by the Secretary of the Treasury under Code section 415(d), plus (2) $6,000.

2.2 Cessation of Status of Eligible Employee. If an Eligible Employee with a Base Pay Deferred Amount and/or Bonus Deferred Amount election in effect for a particular year ceases to be an Eligible Employee during such year, and does not reestablish eligibility prior to the first day in October prior to the next calendar year, his election with respect to a Base Pay Deferred Amount shall terminate effective as of the close of the calendar year during which he ceases to be an Eligible Employee. Such Employee’s election with respect to his Bonus Deferred Amount shall continue in effect for any Bonus attributable to the fiscal year during which the Participant ceases to be an Eligible Employee. The provisions in the preceding two sentences relate only to the discontinuance of the Deferred Amount elections after the end of the year in which the Employee terminates employment or otherwise ceases to be an Eligible Employee. Amounts credited to such person’s Deferral Account under any such election prior to its discontinuance shall be payable pursuant to the terms of such election, subject to the provisions of Section 2.

2.3 Suspension or Termination of Participation. Notwithstanding anything in this Plan to the contrary, in the event the Committee may determine, in its sole and absolute discretion, that an individual’s participation in the Plan may jeopardize the status of the Plan as an unfunded and unsecured nonqualified deferred compensation plan under the Code or ERISA or may cause other Participants in the Plan to have their Deferral Accounts includable in their taxable income, the Committee may suspend or terminate such individual’s status as an Eligible Employee.

Section 3. Timing and Amounts of Deferred Compensation.

All Base Pay and Bonus deferral elections, as provided under Sections 3.1 and 3.2, respectively, shall be made on such deferral election forms as are prescribed by the Committee. Each election form shall specify the nature of the Deferred Amount, the form of payment which is to be applicable with respect to such designated Deferred Amount, as provided in Section 6, the Beneficiary or Beneficiaries to receive any death benefit applicable to the subject amount, as provided in Section 9, and the Deferred Payment Date on which payment is to commence with respect to such Deferred Amount. Such Deferred Payment Date must be at least three (3) years after the date of the filing of the election form. Except as otherwise provided in this Section 3, all such Deferred Amount elections shall become irrevocable for the subject calendar year as of October 31 of the calendar year prior to the calendar year to which the election pertains. An Eligible Employee may change or revoke his Base Pay deferral election under Section 3.1.1 and may change or revoke his Bonus deferral election under Section 3.2.1 pursuant to such rules as are set by the Committee but in no event may any such election be amended or revoked after (1) the last business day of the Company’s calendar year preceding the calendar year for which the election is made, with respect to Base Pay deferral elections, and (2) the last business day preceding the beginning of the performance period to which the Bonus award pertains, with respect to Bonus deferral elections. Eligible Employees shall make elections to participate in the Plan, as follows:

3.1 Base Pay Deferrals.

3.1.1 Timing of Base Pay Deferral. To make an election of a Base Pay deferral for any calendar year, the Eligible Employee must file a deferral election form with the Committee in accordance with any procedures established by the Committee, but in no event later than the last business day of the calendar year preceding the calendar year with respect to which the election to defer Base Pay is made.

3.1.2 Amount of Base Pay Deferral. Once an election is made by an Eligible Employee, an annual whole dollar amount will be deferred from Base Pay, taken equally over the twenty-four (24) pay periods falling within the calendar year to which the election pertains. The minimum amount of Base Pay which may be deferred is $6,000 per calendar year. The maximum amount of Base Pay which may be deferred each calendar year is equal to the amount of Base Pay exceeding the amount defined in Code section 40l(a)(17), as adjusted by the Secretary of the Treasury under Code section 415(d), in effect on January 1 of the calendar year to which the deferral election pertains.

3.2 Bonus Deferrals.

3.2.1 Timing of Bonus Deferral. Participants must make an election to defer an H1 Bonus and/or H2 Bonus in accordance with any procedures established by the Committee, but in no event later than October 31 of the calendar year ending before the fiscal year to which the H1 and H2 Bonuses pertain. Participants must make an election to defer any other Bonus that is neither an H1 Bonus nor an H2 Bonus in accordance with any procedures established by the Committee.

3.2.2 Amount of Bonus Deferral. An Eligible Employee may defer any portion, up to 95%, of any Bonus to which he or she may become entitled, so long as the Deferred Amount is expressed in terms of a whole percentage point. Once an election is made by an Eligible Employee to defer a portion of a Bonus, the appropriate amount will be withheld from the Bonus when the amount of the Bonus has been certified by the Committee (with respect to a Bonus under the EPfR Plan), but not before the Bonus would otherwise have been paid to the Participant in cash under the plan from which the Bonus is payable.

3.3 Committee Discretion. Notwithstanding anything in this Section 3 to the contrary, the Committee shall have the discretion to modify the availability and timing of a valid deferral election under this Section 3, in any manner it deems appropriate; provided, however, that any alteration with respect to a Covered Officer must be consistent with the requirements for deductibility of compensation under Section 162(m) of the Code.

Section 4. Deferral Accounts.

4.1 In General. Amounts deferred pursuant to Section 3 shall be credited to a Deferral Account in the name of the Participant. Deferred Amounts arising from deferrals of Base Pay shall be credited to a Deferral Account at least quarterly. Deferrals resulting from amounts credited to a Participant’s Deferral Account from the deferral of Bonuses shall be credited to a Deferral Account as soon as practicable after the Committee – as appropriate under, and in accordance with, the terms of the plan from which the Bonus is payable – has approved the amount of a Bonus, but not before the Bonus would otherwise have been paid to the Participant in cash. The Participant’s rights in the Deferral Account shall be no greater than the rights of any other unsecured general creditor of the Company. Deferred Amounts and Earnings thereon invested hereunder shall for all purposes be part of the general funds of the Company. Any payouts to a Participant of amounts credited to a Participant’s Deferral Account are not due, nor are such amounts ascertainable, until the Payout Commencement Date.

4.2 Hewlett-Packard Company Officers Early Retirement Plan Deferrals. A Deferral Account may be created or credited pursuant to the termination of the Hewlett-Packard Company Officers Early Retirement (OER) Plan, as restated effective October 31, 1999. Except as otherwise provided in this Section 4.2, an OER Deferral shall be forfeited in full, if the Termination Date of a Rollover Participant for whom the OER Deferral was created or credited, occurs prior to April 1, 2001. Notwithstanding the foregoing, the OER Deferral of a Rollover Participant shall not be forfeited due to his or her Termination Date occurring prior to April 1, 2001, if the Rollover Participant has attained the age of 58 on or before March 31, 1999.

Section 5. Earnings on the Deferral Account.

5.1 Crediting in General. Amounts in a Participant’s Deferral Account will be credited at least quarterly with Earnings until such amounts are paid out to the Participant under this Plan as set forth in Section 6 or 7. All Earnings attributable to the Deferral Account shall be added to the liability of and retained therein by the Company. Any such addition to the liability shall be appropriately reflected on the books and records of the Company and identified as an addition to the total sum owing the Participant. The Deferral Account of a Rollover Participant shall be credited with Earnings at the same time and accounted for in the same manner as the Deferral Account of a Participant (regardless of the Rollover Participant’s eligibility to participate in the Plan), pro-rated to reflect the date on which the deferral account from a Rollover Plan is transferred into the Plan.

5.2 Hypothetical Investment Choice. Except as otherwise provided in this Section 5.2, and subject to provisions of Section 4.1, the Committee may, in its discretion, offer Participants a choice among various hypothetical investments on which their Deferral Accounts may be credited. Such a choice is nominal in nature, and grants Participants no real or beneficial interest in any specific fund or property. Provision of a choice among hypothetical investment options grants the Participant no ability to affect the actual aggregate investments the Company may or may not make to cover its obligations under the Plan. Any adjustments the Company may make in its actual investments for the Plan may only be instigated by the Company, and may or may not bear a resemblance to the Participants’ hypothetical investment choices on an account-by-account basis. The timing, allowance and frequency of hypothetical investment choices, and a Participant’s ability to change how his or her Deferral Account is credited, is within the sole discretion of the Committee. The Committee may, in order to comply with applicable law, further limit the hypothetical investment choices available to Covered Officers.

5.3 OER Deferral Fund. The Fund, referenced in Section 11.16.3, with respect to which OER Deferrals are credited, is a frozen fund. Participants will not have, among the hypothetical investment choices, the right to request that additional Deferral Account balances be credited in accordance with the deemed return on investment of this Fund. However, Participants may choose to have any or all of the balance of a Deferral Account being credited in accordance with the deemed return on investment of this Fund, credited instead using any of the hypothetical investment choices referenced in Section 5.2.

Section 6. Payout to the Participants.

6.1 Time of Payment of Deferred Amounts.

6.1.1 Deferrals Made in 2004 and Thereafter. On each deferral election form filed by a Participant, such Participant shall specify the Deferred Payment Date on which benefit payments under the Plan are to be made or commence with respect to the Deferred Amount covered by such deferral election. In making such designation, the Participant may designate any January of a specified year as a Deferred Payment Date, so long as the specified year is at least three (3) years after the year in which the deferrals are being made. Additionally, on such form the Participant may elect that in all events payments shall commence as soon as practicable following the date on which the Eligible Employee terminates employment with the Company (which, in the case of installment payments, shall be as of the January following the date of such Employee’s termination of employment). If for any reason the Eligible Employee fails to make an effective Deferred Payment Date designation, his Deferred Payment Date for the amount that is the subject of the deferral election shall be as soon as practicable following the date on which the Eligible Employee terminates employment with the Company and related entities, with such amount paid in a single lump sum. Except as otherwise provided in this Section 6, all benefit payments under the Plan with respect to Deferred Amounts shall be made to the Participant on the Deferred Payment Dates as specified in his applicable deferral election forms.

6.1.2 Special Election for Pre-2004 Deferrals. With respect to the portion of their Deferral Account attributable to Base Pay and Bonus deferrals that occurred prior to 2004, Participants shall be entitled to a special one-time election to specify a new Deferred Payment Date on which benefit payments under the Plan are to be made or commence. In general, such election shall follow the process described in Section 6.1.1 above and shall apply so long as the Participant’s Termination Date occurs on or after January 1, 2005, and in accordance with rules established by the Committee. Notwithstanding the foregoing, however, in the event that a Participant’s Termination Date occurs prior to January 1, 2005, the portion of his Deferral Account attributable to contributions made prior to 2004 shall be distributed to him as described in Section 7.

6.2 Forms of Payment of Deferred Amounts. On each deferral election form filed by a Participant, such Participant shall specify the form of payment for the amounts attributable to the Deferred Amount covered by such deferral election. In making such designation, the Participant may designate payment in the form of a single lump-sum payment or payment in the form of annual installment payments payable for not less than two (2) but no more than fifteen (15) years. Annual installment payments will be paid once a year beginning on the date specified on the applicable deferral election form, as provided in Section 6.1. If for any reason the Participant fails to make an effective designation under this Section 6.2, payment of the amount that is the subject of the deferral election shall be made in the form of a single lump-sum payment on the date as specified in Section 6.1. Except as otherwise provided in this Section 6 or in Section 7, all benefit payments under the Plan with respect to a Participant’s Deferred Amounts shall be made to the Participant in the payment forms as specified on his applicable deferral election forms.

6.3 Death Benefits. If a Participant shall die with a balance credited to his Accounts, such balance shall be paid to his applicable designated Beneficiary or Beneficiaries as provided herein. With respect to all amounts that have not been paid as of the Participant’s death, the then-current balance of each such amount payable to a designated Beneficiary shall be paid to the designated Beneficiary in a single lump-sum payment as soon as practicable following the Participant’s death.

6.4 Minimum Distributions. If a Participant’s employment with the Company has terminated, and if such Participant has elected (or is entitled) to receive installment distributions from the Plan, and the Participant’s Account balance is equal or less than $15,000, the Committee in its sole and exclusive discretion may pay to such Participant, in lieu of such installment distribution, the total balance in such Participant’s Account immediately upon termination. If a Participant’s employment has terminated, and such Participant’s Account balance is greater than $15,000 and the Participant has elected (or is entitled) to receive installment distributions from the Plan, the Committee in its discretion may increase such Participant’s annual payments to $15,000 and reduce the total number of payments to be paid in proportion to such increased payment, but may not otherwise accelerate the time of the payments. Notwithstanding the foregoing, if a Participant’s Termination Date precedes his Retirement Date, then the Participant’s Account balance will be distributed in a single lump sum immediately upon termination.

6.5 Method of Calculation of Payments. For purposes of computing the amount of any distribution to a Participant or a Beneficiary, the balance in such Participant’s or Beneficiary’s Account (as of the date preceding the payment date) shall be multiplied by a fraction, the numerator of which equals one and the denominator of which equals the number of years that such Participant or Beneficiary has elected to defer payments under this Section 6 less the number of payments such Participant or Beneficiary has previously received pursuant to this Section 6.

6.6 Automatic Payment. Notwithstanding anything contained herein to the contrary, if it has been finally determined that funds held pursuant to this Plan and the relevant Earnings are includable in the taxable income of a Participant or his Beneficiary, such funds shall be immediately distributed to such Participant or Beneficiary. For purposes of this Section, a final determination shall occur when a decision is determined by the highest court which could otherwise render a decision (or the Participant and the Internal Revenue Service have reached a final agreement) in this regard.

Section 7. Special Transition Rules for Deferrals Before 2004.

7.1 Termination After Retirement Date. If a Participant’s Termination Date is prior to January 1, 2005 and on or after his or her Retirement Date and the portion of the Participant’s Deferral Account attributable to deferrals made before 2004 is no less than $15,000 on the Retirement Date, an election as to the form and commencement of benefit may be made in accordance with this Section 7.1. An election under this section is only valid if made before the date which is at least twelve (12) months prior to the Participant’s Termination Date, and on or before the last day of the calendar year preceding the Termination Year.

7.1.1 Form of Payout. A Participant making a valid election under this Section 7.1 may elect to receive either (1) a single lump sum payout by January 15 of the year following the Termination Year, or (2) a payout in annual installments over a five (5) to fifteen (15) year period beginning with the January 15 following the Termination Year.

7.1.2 Commencement of Payout. A Participant making a valid election under this Section 7.1 may elect to further defer the Payout Commencement Date, under either the single lump sum or the annual installment election addressed in Section 7.1.1, by an additional one (1), two (2) or three (3) years beginning after the January 15 following the Termination Year.

7.1.3 Earnings on Deferral Accounts. Whatever the form of payout under Section 7, and whatever the timing of the Payout Commencement Date, the Deferral Account of a Participant shall continue to be credited with Earnings until all amounts in such an account are paid out to the Participant.

7.2 Default Form and Commencement of Payout. If a Participant’s Termination Date is prior to January 1, 2005 and is on or after his or her Retirement Date, a valid election under Section 7.1 is not made, and the Participant’s Deferral Account balance is no less than $15,000 on the Retirement Date, then the Participant shall receive his or her payout in annual installments over the fifteen (15) year period beginning with the January 15 following the Termination Year. If, however, such Deferral Account balance is less than $15,000 on the Retirement Date, then the Participant shall receive a single lump sum payout as soon as practicable after the Retirement Date.

Section 8. Hardship Provision.

8.1 Unforeseeable Emergencies. Neither the Participant nor his or her Beneficiary is eligible to withdraw amounts credited to a Deferral Account prior to the time specified in Sections 6 and 7. However, such credited amounts may be subject to early withdrawal if an unforeseeable emergency occurs that is caused by an event beyond the Participant’s or Beneficiary’s control and would result in severe financial hardship to the individual if early withdrawal is not permitted. A severe financial hardship exists only when all other reasonably available financial resources have been exhausted. The Plan Committee (or its delegate) shall have sole discretion to determine whether to approve any hardship withdrawal, which amount will be limited to the amount necessary to meet the emergency and is subject to a minimum of $10,000. The decision of the Plan Committee (or its delegate) will be final and binding on all interested parties.

8.2 Waiting Period. If the Committee approves a hardship withdrawal, the Participant’s deferrals under the Plan shall cease, and such Participant will be allowed to enroll if eligible in the next enrollment period following six (6) months after the date of distribution.

Section 9. Designation of Beneficiary.

The Participant shall, by notice to the Company in the form and manner prescribed by the Company, (1) at the time of the first election to designate a Beneficiary hereunder, and (2) shall have the right thereafter to change any Beneficiary previously designated by the Participant. In the case of a Participant’s death, payment due under this Plan shall be made to the designated Beneficiary. To be valid, a Beneficiary designation must be received by the Company prior to the Participant’s death. If there is no valid Beneficiary designation in effect with respect to the Participant at the time of his or her death, the amount (if any) otherwise payable to the Beneficiary shall instead be paid to all members (in equal shares) of the first class in which there are living members on the date of the Participant’s death, in the following order of priority: (I) the Participant’s spouse; (II) the Participant’s children; (III) the Participant’s parents; (IV) the Participant’s brothers and sisters; (V) the Participant’s estate. Solely for purposes of the immediately preceding sentence, the term “spouse” shall include domestic partners. For such purposes, a “domestic partner” shall mean the person with whom the Participant has signed and filed a notarized declaration of domestic partnership form as prescribed by the Company.

The Company has adopted procedures governing the form and manner in which a Participant may designate a Beneficiary. Only a Beneficiary designation submitted in accordance with such procedures shall be a valid Beneficiary designation. Accordingly, any Beneficiary designation submitted not in accordance with such procedures shall be invalid.

Notwithstanding the above, if any payment due a person remains unpaid at his or her death, the payment will be made to (i) that person’s spouse; (ii) if no spouse is living at the time of such payment, then his or her living children, in equal shares; (iii) if neither a spouse nor children are living, then his or her living parents, in equal shares; (iv) if neither spouse, nor children, nor parents are living, then his or her living brothers and sisters, in equal shares; (v) if none of the individuals described in (i) through (iv) are living, to his or her estate. A person’s domestic partner shall be considered a person’s spouse for purposes of this paragraph. The Committee shall determine a person’s status as a domestic partner in a uniform and nondiscriminatory manner. Such a determination shall be binding and conclusive on all parties.

Section 10. Rollovers from other Plans.

10.1 Discretion to Accept. The Committee shall have complete authority and discretion, but no obligation, to allow the Plan to create Deferral Accounts for Rollover Participants and credit such accounts with amounts to reflect the Rollover Participant’s deferral account in a Rollover Plan. The amounts credited to such Deferral Accounts are fully subject to the provisions of this Plan. Reference in the Plan to such a crediting as a “rollover” or “transfer” of assets from a Rollover Plan is nominal in nature, and confers no additional rights upon a Rollover Participant other than those specifically set forth in the Plan.

10.2 Status of Rollover Participants. A Rollover Participant and his or her Beneficiary are fully subject to the provisions of this Plan, except as otherwise expressly set forth herein. A Rollover Participant who is not already a Participant in the Plan and is not otherwise eligible to participate in the Plan at the time of rollover, shall not be entitled to make any additional deferrals under the Plan unless and until he or she has become an Eligible Employee under the terms of the Plan.

10.3 Payment to Rollover Participants. If at the time of rollover or transfer, payments from a Rollover Participant’s account in a Rollover Plan have already commenced from a Rollover Plan, he or she shall continue to receive such payments in accordance with the form and timing of payment provisions of such plan. If a Rollover Participant is not yet eligible to receive payments from the Rollover Plan at the time of the rollover or transfer, he or she is bound by the payout provisions of this Plan.

Section 11. Definitions and Construction.

11.1 Base Pay means the annual base cash compensation, determined on October 1 preceding the calendar years within which deferrals are to be made, for employees on the U.S. payroll of the Company, excluding commissions, overtime pay, bonuses or Bonuses, shift differential, payments under any disability program sponsored by the Company, or any other additional compensation.

11.2 Beneficiary means the person or persons or trust designated by a Participant under Section 9 to receive any amounts payable under the Plan in the event of the Participant’s death.

11.3 Bonus refers to an H1 Bonus, an H2 Bonus and any other bonus that the Committee may deem from time to time eligible to be deferred under this Plan.

11.4 Code means the Internal Revenue Code of 1986, as amended from time to time.

11.5 Committee means the HR and Compensation Committee of the Board of Directors of the Company, or its delegate. The Committee shall serve as plan administrator within the meaning of ERISA.

11.6 Company means Hewlett Packard Enterprise Company, a Delaware corporation, and any business entity within the Hewlett Packard Enterprise Company consolidated group.

11.7 Company Performance Bonus Plan or CPB Plan refer to the Hewlett-Packard Company Performance Bonus Plan, as amended from time to time.

11.8 Covered Officer shall have the same meaning as set forth in the PfR Plan.

11.9 Deferral Account means the account balance of a Participant in the Plan created from Deferred Amounts or from a credit to a Participant’s account from a Rollover Plan, and the Earnings thereon prior to payout to the Participant.

11.10 Deferred Amount means the amount the Participant elects to have deferred from Base Pay and/or a Bonus, pursuant to Section 3.

11.11 Deferred Payment Date means the payment date, as specified by a Participant on his Base Pay or Bonus deferred election form, on which he elects to have his applicable amount paid or commence being paid.

11.12 Earnings refers to the deemed return on investment (or charge on investment loss) allocated to the Participant’s Deferral Account, based on the return of the Fund.

11.13 Eligible Employee means an individual who is a regular employee on the U.S. payroll of the Company on the first day of October preceding the calendar years within which deferrals are to be made and whose job position with the Company has a title of Director (or whose job function is, in the sole and absolute discretion of the Committee, equivalent to a “Director” position) or above and who has been assigned a salary grade of E4 or S4 or above or its equivalent; notwithstanding the foregoing, individuals who are classified by the Company as (1) leased from or otherwise employed by a third party, (2) independent contractors, or (3) intermittent or temporary, even if such classification is changed retroactively as a result of an audit, litigation or otherwise shall be excluded.

11.14 EPfR Plan refers to the Hewlett-Packard Company Executive Pay-for-Results Plan.

11.15 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

11.16 Fund means –

11.16.1 With respect to Earnings credited to deferrals of Base Pay or Bonuses, those funds representing the investment returns of the hypothetical investment choices designated by the Committee from time to time, in accordance with the provisions of Section 5;

11.16.2 With respect to Earnings credited to the Deferral Account of a Covered Officer, the term Fund shall specifically refer to a fund permitted by the Treasury Regulations promulgated under Code Section 162(m) and in accordance with Section 5; and

11.16.3 With respect to an OER Deferral, the term Fund shall specifically refer to a fund the investments of which are comprised of a mix of debt and equity, as chosen in the sole discretion of the Committee, and as subject to the forfeiture provisions of Section 4.2.

11.17 Hl Bonus means a Bonus arising from the Performance Period described by the first half of the Company’s fiscal year (November 1 through April 30), as defined in the EPfR Plan, PfR Plan and the CPB Plan. The term “Hl Bonus” also relates to any other bonus payable to a Participant on the same cycle as the EPfR Plan, PfR Plan and CPB Plan – i.e., with a Performance Period defined by the first half of the Company’s fiscal year (November 1 through April 30).

11.18 H2 Bonus means a Bonus arising from the Performance Period described by the second half of the Company’s fiscal year (May 1 through October 31), as defined in the EPfR Plan, PfR Plan and CPB Plan. The term “H2 Bonus” also relates to any other bonus payable to a Participant on the same cycle as the EPfR Plan, PfR Plan and CPB Plan – i.e., with a Performance Period defined by the second half of the Company’s fiscal year (May 1 through October 31).

11.19 OER Deferral means that portion of a Participant’s Deferral Account comprised of amounts deferred and credited to the account arising from the termination of the Hewlett- Packard Company Officers Early Retirement Plan, as restated effective October 31, 1999, including any earnings thereon.

11.20 Participant means any individual who has benefits in a Deferral Account under the Plan or who is receiving or entitled to receive benefits under the Plan. The term Participant also refers to a Rollover Participant, except where expressly provided otherwise.

11.21 Pay-for-Results Short-Term Bonus Plan or “PfR” Plan refers to the Hewlett- Packard Company Pay-for-Results Short-Term Bonus Plan, as amended from time to time.

11.22 Payout Commencement Date means the date on which the payout to a Participant of amounts credited to his or her Deferral Account first commence.

11.23 Performance Measure shall have the same meaning as set forth in the PfR Plan.

11.24 Performance Period shall have the same meaning as set forth in the PfR Plan.

11.25 PfR Plan refers to the Hewlett-Packard Company Pay-for-Results Short-Term Bonus Plan.

11.26 Plan means, unless preceded by (1) “EPfR” in which case the term refers to the EPfR Plan, (2) “PfR” in which case the term refers to the PfR Plan, (3) “CPB” or “Company Performance Bonus” in which case the term refers to the CPB Plan, or (4) “Rollover” in which case the term refers to a Rollover Plan, the Hewlett Packard Enterprise Grandfathered Executive Deferred Compensation Plan, as adopted effective November 1, 2015.

11.27 Retirement Date means (1) the date on which a Participant has completed at least 15 years of service, as defined in the Retirement Plan, and has attained age 55; or (2) the Termination Date of a Participant who participated in the Hewlett-Packard Company 2002 Enhanced Early Retirement Program and who terminated employment during the period June 14, 2002 through August 31, 2002. For purposes of Section 11.26(1) above, the Committee may, in its discretion, permit the years of service of a Rollover Participant to include the years of service with the employer for which a Rollover Participant worked immediately preceding employment with the Company.

11.28 Retirement Plan means the Hewlett-Packard Company Retirement Plan, as in effect on November 1, 2015.

11.29 Rollover Participant means an individual with a Deferral Account in the Plan transferred from a Rollover Plan in accordance with the provisions of Section 10. The term Rollover Participant may also refer to an individual who has previously been a Participant in the Plan, or an existing Participant at the time of transfer.

11.30 Rollover Plan means either –

11.29.1 The nonqualified deferred compensation plan of a business entity acquired by the Company through acquisition of a majority of the voting interest in, or substantially all of the assets of, such entity; or,

11.29.2 Any plan or program of the Company, or any employing business entity within the Hewlett-Packard Company consolidated group, including but not limited to the Hewlett-Packard Company Officers Early Retirement Plan, pursuant to the termination of which a Deferral Account is created or added to for a Participant or Rollover Participant.

11.31 Tax or Taxes means any federal, state, local, or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any Earnings thereon, and any payments made to Participants under the Plan.

11.32 Termination Date means the date on which the Participant ceases to be an employee of the Company.

11.33 Termination Year means the calendar year within which a Participant’s Termination Date falls.

11.34 Plan Committee means the committee to which the Committee delegates certain authority to act on various compensation and benefit matters.

APPENDIX D — SPECIAL RULES APPLICABLE TO PRE-2013 DEFERRALS OF CERTAIN DXC PARTICIPANTS

The provisions of this Appendix D are applicable and effective with respect to the portion of the benefits transferred into this Plan (as described in Appendix B) that relates to Appendix D Deferrals (as defined in the Preamble to the Plan), which are deferrals that were previously addressed in Part B in the DXC Plan. This Appendix D incorporates into the Plan the provisions of Part B of the DXC Plan as they applied pre-Spin-Off with respect to Appendix D Deferrals. The provisions herein continue to apply post-Spin-Off and shall supersede any Plan terms to the contrary solely as they relate to Appendix D Deferrals. Where appropriate, references herein to DXC shall refer to the Company for periods beginning after April 30, 2018. References to “Part B” refer to Part B under the DXC Plan, and shall be read as “Appendix D” for periods beginning after April 30, 2018. For the avoidance of doubt, Articles VII (Administrative Provisions) and VIII (Miscellaneous Provisions) shall apply with respect to Appendix D Deferrals.

Section D.1 Definitions.

In addition to the terms defined in the preamble to the Plan, whenever the following terms are used in Appendix D of the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Administrator. “Administrator” shall mean DXC Technology Company, acting through its Chief Executive Officer, except that if the Chief Executive Officer has appointed a Delegate pursuant to the Plan, the term “Administrator” shall mean the Delegate as to those duties, powers and responsibilities specifically conferred upon the Delegate.

Board. “Board” shall mean the Board of Directors of DXC Technology Company. The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons, including a Committee appointed pursuant to the terms of the Plan.

Change in Control. “Change in Control” shall mean the consummation of a “change in the ownership” of DXC Technology Company, a “change in effective control” of DXC Technology Company or a “change in the ownership of a substantial portion of the assets” of DXC Technology Company, in each case, as defined under Section 409A.

Chief Executive Officer. “Chief Executive Officer” shall mean the Chief Executive Officer of DXC Technology Company.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with regulations thereunder.

Committee. “Committee” shall mean the Committee, if any, appointed in accordance with the Plan terms.

Company. “Company” shall mean DXC Technology Company and all of its affiliates, and any entity which is a successor in interest to DXC Technology Company and as such continues Part B of the Plan.

Delegate. “Delegate” shall mean the Delegate, if any, appointed in accordance with the terms of the Plan.

Disability. “Disability” shall mean that a Part B Participant has become “disabled” as such term is defined under Section 409A.

Eligible Key Executive. “Eligible Key Executive” shall mean any Key Executive who has been designated as eligible to participate in Part B of the Plan with respect to any Plan Year beginning after December 31, 2004 by the Chief Executive Officer.

Employee. “Employee” shall mean any person who renders services to the Company in the status of an employee as that term is defined in Code Section 3121(d), including officers but not including directors who serve solely in that capacity.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with regulations thereunder.

Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Hardship.

(i) “Hardship” of a Part B Participant, shall mean an unforeseeable emergency which constitutes a severe financial hardship of the Part B Participant or beneficiary resulting from an illness or accident of the Part B Participant or beneficiary, the Part B Participant’s or beneficiary’s spouse, or the Part B Participant’s or beneficiary’s “dependent” (as defined in Section 152(a) of the Code); loss of the Part B Participant’s or beneficiary’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Part B Participant or beneficiary.

(ii) Notwithstanding subsection (a) above, a financial need shall not constitute a Hardship unless it is for at least $1,000.00 (or the entire principal amount of the Part B Participant’s Part B Accounts, if less).

(iii) Whether a Part B Participant has incurred a Hardship shall be determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with nondiscriminatory and objective standards, uniformly interpreted and consistently applied.

Part B Account. “Part B Account” of a Part B Participant shall mean the Part B Participant’s individual deferred compensation account established for his or her benefit under Part B of the Plan.

Part B Deferred Compensation. “Part B Deferred Compensation” of a Part B Participant shall mean the amounts deferred by such Part B Participant under Part B of the Plan.

Part B Distribution Election. “Part B Distribution Election” shall mean the election(s) made by a Part B Participant as to the timing and/or form of the distributions of his or her Part B Account pursuant to the terms of the Plan.

Part B Election Form. “Part B Election Form” shall mean the form of election provided by the Administrator to each Eligible Key Executive and Nonemployee Director pursuant to Part B of the Plan.

Part B Participant. “Part B Participant” shall mean each Key Executive and Nonemployee Director who elects to participate in Part B of the Plan and who defers Qualified Bonus, Qualified Director Compensation or Qualified Salary under Part B of the Plan. Each of such persons shall continue to be a “Part B Participant” until they have received all benefits due under Part B of the Plan.

Payday. “Payday” of a Key Executive shall mean the regular and recurring established day for payment of Qualified Salary to such Key Executive.

Performance-Based Compensation. “Performance-Based Compensation” shall mean a Key Executive’s Qualified Bonus to the extent that such Qualified Bonus (a) meets the requirements of “performance-based compensation” under Section 409A and (b) is based upon a performance period of at least twelve (12) months.

Plan Year. “Plan Year” shall mean the fiscal year of the Company.

Predecessor Plan. “Predecessor Plan” shall mean the Computer Sciences Corporation Nonqualified Deferred Compensation Plan as in effect and maintained by Computer Sciences Corporation for the benefit of its Nonemployee Directors prior to the amendment and restatement of the Plan effective as of September 30, 1995.

Qualified Annual Bonus. “Qualified Annual Bonus” of a Key Executive shall mean the Key Executive’s annual cash bonus which may be payable to the Key Executive under the DXC Technology Company Annual Incentive Plan or such other bonus or incentive compensation plan of the Company which may be designated from time to time by the Administrator.

Qualified Director Compensation. “Qualified Director Compensation” of a Nonemployee Director shall mean the retainer, consulting fees, committee fees and meeting fees which are payable to the Nonemployee Director by the Company.

Qualified Quarterly Bonus. “Qualified Quarterly Bonus” of a Key Executive shall mean the Key Executive’s quarterly cash bonus which may be payable to the Key Executive under such bonus or incentive compensation plan(s) of the Company which may be designated from time to time by the Administrator.

Qualified Salary. “Qualified Salary” of a Key Executive shall mean the Key Executive’s gross base salary which may be payable to the Key Executive on a Payday, including any portion thereof payable in the form of sick pay, vacation pay, pay in lieu of notice or jury pay, and determined before any exclusions, deductions or withholdings therefrom,

Retirement. “Retirement” shall mean, with respect to a Key Executive, a Separation from Service of such Key Executive on or after attainment of age sixty-two (62).

Section 401(a)(17) Limitation. “Section 401(a)(17) Limitation” with respect to a Key Executive’s Qualified Salary for a Payday shall mean the amount equal to:

(i) the annual compensation limit under Code Section 401(a)(17) in effect for the calendar year in which such Payday occurs, divided by

(ii) the total number of Paydays in a year for which such Key Executive’s gross base salary would be payable to such Key Executive, based on the regular and recurring manner of payment for such Key Executive in effect on such Payday, as determined by the Administrator.

Separation from Service. “Separation from Service” shall mean a “separation from service” as such term is defined under Section 409A.

Specified Employee. “Specified Employee” shall mean any Plan B Participant who is identified as a “specified employee” of the Company (as such term is defined within the meaning of Section 409A) pursuant to a policy adopted by the Board in accordance with Section 409A.

Section D.2 Eligibility.

(a)	Requirements for Participation

Any Eligible Key Executive and any Nonemployee Director shall be eligible to be a Part B Participant in the Plan.

(b)	Deferral Election Procedure

For each Plan Year, the Administrator shall provide each Eligible Key Executive with a Part B Election Form on which such person may elect to defer his or her Qualified Annual Bonus, and each Eligible Key Executive and each Nonemployee Director with a Part B Election Form on which such person may elect to defer his or her Qualified Salary, Qualified Director Compensation and/or Qualified Quarterly Bonus, but only to the extent such deferrals would qualify as Section 409A Deferrals. Each such person who elects to defer Qualified Annual Bonus, Qualified Director Compensation, Qualified Salary or Qualified Quarterly Bonus shall complete and sign the Part B Election Form and return it to the Administrator.

(c)	Content of Part B Election Form

Each Part B Participant who elects to defer Qualified Annual Bonus, Qualified Director Compensation, Qualified Salary or Qualified Quarterly Bonus under Part B of the Plan shall set forth on the Part B Election Form specified by the Administrator:

(i) the amount of Qualified Annual Bonus or Qualified Director Compensation to be deferred and the Part B Participant’s authorization to the Company to reduce his or her Qualified Annual Bonus or Qualified Director Compensation by the amount of the Part B Deferred Compensation,

(ii) in the case of a Part B Participant who is an Eligible Key Executive, the amount of Qualified Salary and/or Qualified Quarterly Bonus to be deferred and the Part B Participant’s authorization to the Company to reduce his or her Qualified Salary and/or Qualified Quarterly Bonus by the amount of the Part B Deferred Compensation,

(iii) the length of time with respect to which the Part B Participant elects to defer the Part B Deferred Compensation,

(iv) the method under which the Part B Participant’s Part B Deferred Compensation shall be payable, and

(v) such other information, acknowledgements or agreements as may be required by the Administrator.

Section D.3 Participants’ Deferrals

(a)	Deferral of Qualified Annual Bonus

(i) Each Eligible Key Executive may elect to defer into his or her Part B Account all or any portion of the Qualified Annual Bonus, which would otherwise be payable to him or her for any Plan Year in which he or she has not incurred a Separation from Service as of the first day of the Plan Year in question, but only to the extent such deferrals would qualify as Section 409A Deferrals; provided, however, that Eligible Key Executives whose Qualified Annual Bonus is subject to state and/or local taxation in jurisdictions designated by the Administrator may not elect to defer more than a specified percentage his or her Qualified Annual Bonus as determined by the Administrator and set forth in a Part B Election Form. Such election shall be made by the Eligible Key Executive by completing and delivering to the Administrator his or her Part B Election Form for such Plan Year no later than the last day of the next preceding Plan Year, except (i) with respect to Performance-Based Compensation, in which case such election shall be made not later than 6 months before the end of the applicable performance period (so long as such election is made before the Performance-Based Compensation becomes both substantially certain to be paid and readily ascertainable), and (ii) with respect to a person who first becomes an Employee during a Plan Year, which person may make such election within 30 days after first becoming an Employee and which election shall apply only to amounts paid for services to be performed after the date of such election.

(ii) Any such election made by a Part B Participant to defer Qualified Annual Bonus shall be irrevocable and shall not be amendable by the Part B Participant, except in the event of a Hardship, a Part B Participant may terminate the Part B Participant’s deferral election for the Plan Year in which the Hardship occurs with respect to all Qualified Annual Bonus which has not yet been deferred.

(b)	Deferral of Qualified Salary, Qualified Director Compensation and Qualified Quarterly Bonus

(i) Each Eligible Key Executive and Nonemployee Director may elect to defer into his or her Part B Account all or a portion of the Qualified Salary and the Qualified Director Compensation, respectively, which would otherwise be payable to him or her for any calendar year in which he or she has not incurred a Separation from Service as of the first day of the calendar year in question, but only to the extent such deferrals would qualify as Section 409A Deferrals. Each Eligible Key Executive may elect to defer his or her Qualified Salary for such calendar year as follows:

A. such Eligible Key Executive may elect to defer all or any portion of the amount by which his or her Qualified Salary exceeds the Section 401(a)(17) Limitation, or

B. such Eligible Key Executive may elect to defer all of the amount by which his or her Qualified Salary exceeds the greater of: (A) the dollar amount specified by such Eligible Key Executive under such election, or (B) the Section 401(a)(17) Limitation.

In addition, each Eligible Key Executive may elect to defer all or any portion of the Qualified Quarterly Bonus which would otherwise be payable to him or her for any calendar year beginning after December 31, 2004 in which he or she has not incurred a Separation from Service as of the first day of the calendar year in question; provided, however, that Eligible Key Executives whose Qualified Quarterly Bonus is subject to state and/or local taxation in jurisdictions designated by the Administrator may not elect to defer more than a specified percentage his or her Qualified Quarterly Bonus as determined by the Administrator and set forth in a Part B Election Form. Any election pursuant to this Section D.3 shall be made by the Eligible Key Executive or Nonemployee Director by completing and delivering to the Administrator his or her Part B Election Form for such calendar year no later than the last day of the next preceding calendar year, except with respect to a person who first becomes an Employee or Nonemployee Director during a calendar year, which person may make such elections within 30 days after first becoming an Employee or Nonemployee Director, respectively, and which elections shall apply only to amounts of Qualified Quarterly Bonus and Qualified Director Compensation paid for services to be performed after the date of such election.

(ii) Any such election made by a Part B Participant to defer Qualified Salary, Qualified Quarterly Bonuses or Qualified Director Compensation shall be irrevocable and shall not be amendable by the Part B Participant, except in the event of Hardship, a Part B Participant may terminate the Part B Participant’s deferral election for the calendar year in which the Hardship occurs with respect to all Qualified Salary, Qualified Quarterly Bonuses and Qualified Director Compensation which have not yet been deferred.

Section D.4 Deferred Compensation Accounts

(a)	Part B Deferred Compensation Accounts

The Administrator shall establish and maintain for each Part B Participant a Part B Account to which shall be credited the amounts allocated thereto under this Section D.4 and from which shall be debited the Part B Participant’s distributions and withdrawals under Sections D.5 and D.6.

(b)	Crediting of Part B Deferred Compensation

Each Part B Participant’s Part B Account shall be credited with an amount which is equal to the amount of the Part B Participant’s Qualified Annual Bonus, Qualified Director Compensation, Qualified Salary and Qualified Quarterly Bonus which such Part B Participant has elected to defer at the time such Qualified Annual Bonus, Qualified Director Compensation, Qualified Salary or Qualified Quarterly Bonus, whichever is applicable, would otherwise have been paid to the Part B Participant.

(c)	Crediting of Earnings

(i) Beginning on January 1, 2013 and for all periods thereafter subject to amendment by the Board, earnings shall be credited to or charged against a Participant’s Part B Account on each valuation date based on a rate equal to the aggregate rate of return on the notional investment options offered under the Plan and set forth in Appendix A hereof as selected by the Part B Participant. Such rate of return shall be calculated by the Administrator based on the individual actual rates of return of each underlying fund corresponding to the notional investment option. Earnings shall be credited or charged against a Participant’s Part B Account during periods in which such Participant has an outstanding balance in such Account. The Administrator shall have the responsibility to calculate the rate of return for a notional investment option for any given period based on the actual return of the corresponding investment fund, and such calculation shall be conclusive and binding on all interested parties. The Administrator shall solicit the initial notional investment election of Part B Participants with respect to one or more notional investment options in which the Part B Participant wishes to notionally invest their Part B Account. Part B Participants may be permitted to elect to change their initial notional investment election in accordance with rules established by the Administrator. The Administrator shall establish reasonable investment procedures with respect to the notional investment options offered by the Plan and Part B and Participants shall be required to comply with such procedures. Such procedures shall include adequate disclosure of the Plan rules regarding the provision of investment directions to the Administrator with respect to the Participant’s notional investment election and the transfer of Account balances from one notional investment option to another. The Administrator shall designate one of the notional investment options as the default investment option in the event a Part B Participant fails to make an affirmative, timely and effective investment election.

(ii) Beginning on March 29, 2003 and until December 31, 2012, for each Plan Year earnings shall be credited to each Part B Participant’s Part B Account (including the Part B Accounts of Nonemployee Directors under the Predecessor Plan), at a rate equal to the 120-month rolling average yield to maturity of the index called the “Merrill Lynch U.S. Corporates, A Rated, 15+ Years Index” as of December 31 of the preceding Plan Year, compounded annually.

(iii) Beginning on September 30, 1995 and until March 28, 2003, for each Plan Year earnings shall be credited to the Part B Accounts of Nonemployee Directors under the Predecessor Plan, at a rate equal to 120% of the 120-month rolling average yield to maturity on 10-year United States Treasury Notes as of December 31 of the preceding Plan Year, compounded annually.

(iv) Earnings shall be credited on such valuation dates as the Administrator shall determine.

(d)	Applicability of Part B Account Values

The value of each Part B Participant’s Part B Account as determined as of a given date, plus any amounts subsequently allocated thereto under this Part B and less any amounts distributed or withdrawn shall remain the value thereof for all purposes of Part B of the Plan until the Part B Account is revalued hereunder.

(e)	Vesting of Part B Deferred Compensation Accounts

Each Part B Participant’s interest in his or her Part B Account shall be 100% vested and non-forfeitable at all times.

(f)	Assignments, Etc. Prohibited

No part of any Part B Participant’s Part B Account shall be liable for the debts, contracts or engagements of the Part B Participant, or the Part B Participant’s beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever except to designate a beneficiary as provided in Section D.5(c).

Section D.5 Distributions of Deferred Compensation Accounts

(a)	Distributions upon a Key Executive’s Retirement and a Nonemployee Director’s Separation from Service

(i) Subject to Sections D.5(g) and (h), the Part B Account of a Key Executive who incurs a Separation from Service upon his or her Retirement, and the Part B Account of a Nonemployee Director who incurs a Separation from Service, in each case other than on account of death or Disability, shall be paid to the Part B Participant as specified by the Part B Participant in a Part B Distribution Election made pursuant to Section D.5(f) hereof. Any remaining balance of the Part B Participant’s Part B Account shall be paid to the Part B Participant, as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section D.5(a). Such Part B Distribution Election shall specify (i) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (ii) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of such Separation of Service, or shall commence, subject to Section D.5(f), within thirty (30) days following the date of such Separation from Service. A Part B Participant may elect a distribution pursuant to this Section D.5(a) in such other forms, or payable upon such other commencement dates, as are specified by the Administrator; provided, however, that no Part B Distribution Election shall provide for payments to be made more than 20 years after such Part B Participant’s Separation from Service.

(ii) At the time a Part B Participant elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, he or she shall make a Part B Distribution Election pursuant to this Section D.5(a) with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section D.5(a) with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section D.5(a) with respect to such deferrals. All such Part B Distribution Elections shall remain in effect and shall apply only to that portion of the Part B Participant’s Part B Account that relates to Qualified Annual Bonus, Qualified Salary, Qualified Director Compensation or Qualified Quarterly Bonuses deferred during such Plan Year or calendar year, as applicable, as the same may increase from time to time. Notwithstanding any other provision of this Part B to the contrary, all deferrals of Qualified Director Compensation with respect to years prior to calendar year 2005, as they may increase from time to time, shall be accounted for as if they were all deferred hereunder in a single calendar year (and shall not be combined with any amounts deferred in 2005 or any other calendar year), and a separate Part B Distribution Election (as it may be modified pursuant to the terms of the Plan) shall apply with respect to such amounts. A Part B Distribution Election pursuant to this Section D.5(a) for Qualified Annual Bonus deferrals for a specific Plan Year or for Qualified Salary, Qualified Director Compensation and Qualified Quarterly Bonus deferrals for a specific calendar year may be superseded by a subsequent election, which subsequent election shall then apply to that portion of the Part B Participant’s Part B Account that relates to deferrals for such Plan Year or calendar year, as applicable, as the same may increase from time to time. Notwithstanding the foregoing, no subsequent election pursuant to this Section D.5(a) shall be effective unless (i) it is made at least twelve (12) months prior to the Part B Participant’s Separation from Service, (ii) such election does not become effective until twelve (12) months after its submission and (iii) such election provides for the deferral of the date of commencement of distributions for a minimum of five (5) additional years. For purposes of the 5-year re-deferral limitation set forth in the preceding sentence, distributions that are to be paid in installments (as opposed to in a lump sum) shall be treated as a single payment payable on the date the installments are due to commence.

(b)	Distributions upon a Key Executive’s Pre-Retirement Separation from Service

Subject to Sections D.5(f) and (g), the Part B Account of a Key Executive who incurs a Separation from Service prior to his or her Retirement and other than on account of his or her death or Disability shall be paid to the Part B Participant in a lump-sum distribution within thirty (30) days following the date of such Separation from Service, notwithstanding any Part B Distribution Election pursuant to Section D.5(a) to the contrary made by the Part B Participant.

(c)	Distributions upon a Part B Participant’s Death

(i) The remaining balance of the Part B Account of a Part B Participant who dies (i) shall be paid to the persons and entities designated by the Part B Participant as his or her beneficiaries for such purpose and (ii) shall be paid in the manner set forth in this Section D.5(c). Subject to Section D.5(h), with respect to a Part B Participant who does not incur a Separation from Service prior to his or her death, such balance shall be paid as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section D.5(c), or, if no such election is made, pursuant to Section D.5(a) or Section D.5(b), as applicable. Any such Part B Distribution Election made pursuant to this Section D.5(c) shall specify (i) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (ii) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of death, or shall commence within thirty (30) days following the date of death. Subject to Section D.5(h), with respect to a Part B Participant who does incur a Separation from Service prior to his or her death, upon such Part B Participant’s death the remaining balance of the Part B Participant’s Part B Account shall be paid as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section D.5(c), or, if no such election is made, pursuant to Section D.5(a) or Section D.5(b), as applicable. Any such Part B Distribution Election made pursuant to this Section D.5(c). shall specify (1) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (2) whether payments) shall commence on the first, second, third, fourth or fifth anniversary of the date of death, or shall commence within thirty (30) days following the date of death.

(ii) At the time a Part B Participant elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, he or she shall make a Part B Distribution Election pursuant to this Section D.5(c) with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section D.5(c) with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section D.5(c) with respect to such deferrals. All such Part B Distribution Elections shall remain in effect and shall apply only to that portion of the Part B Participant’s Part B Account that relates to Qualified Annual Bonus, Qualified Salary, Qualified Director Compensation or Qualified Quarterly Bonuses deferred during such Plan Year or calendar year, as applicable, as the same may increase from time to time. A Part B Distribution Election pursuant to this Section D.5(c) for Qualified Annual Bonus deferrals for a specific Plan Year or for Qualified Salary, Qualified Director Compensation and Qualified Quarterly Bonus deferrals for a specific calendar year may be superseded by a subsequent election, which subsequent election shall then apply to that portion of the Part B Participant’s Part B Account that relates to deferrals for such Plan Year or calendar year, as applicable, as the same may increase from time to time. Notwithstanding the foregoing, no subsequent election pursuant to this Section D.5(c) shall be effective unless (i) it is made at least twelve (12) months prior to the Part B Participant’s death, (ii) such election does not become effective until twelve (12) months after its submission and (iii) such election provides for the deferral of the date of commencement of distributions for a minimum of five (5) additional years. For purposes of the 5-year re-deferral limitation set forth in the preceding sentence, distributions that are to be paid in installments (as opposed to in a lump sum) shall be treated as a single payment payable on the date the installments are due to commence.

(d)	Distributions upon a Part B Participant’s Disability

(i) The remaining balance of the Part B Account of a Part B Participant who becomes Disabled shall be paid in the manner set forth in this Section D.5(d). Subject to Section D.5(h), with respect to a Part B Participant who does not incur a Separation from Service prior to his or her Disability, such balance shall be paid, as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section D.5(d), or, if no such election is made, pursuant to Section D.5(a) or Section D.5(b), as applicable. Any such Part B Distribution Election made pursuant to this Section D.5(d) shall specify (i) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (ii) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of Disability, or shall commence within thirty (30) days following the date of Disability. Subject to Section D.5(h), with respect to a Part B Participant who does incur a Separation from Service prior to his or her Disability, upon such Part B Participant’s Disability the remaining balance of the Part B Participant’s Part B Account shall be paid as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section D.5(d), or, if no such election is made, pursuant to Section D.5(a) or Section D.5(b), as applicable. Any such Part B Distribution Election made pursuant to this Section D.5(d) shall specify (1) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (2) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of Disability, or shall commence within thirty (30) days following the date of Disability.

(ii) At the time a Part B Participant elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, he or she shall make a Part B Distribution Election pursuant to this Section D.5(d) with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section D.5(d) with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section D.5(d) with respect to such deferrals. All such Part B Distribution Elections shall remain in effect and shall apply only to that portion of the Part B Participant’s Part B Account that relates to Qualified Annual Bonus, Qualified Salary, Qualified Director Compensation or Qualified Quarterly Bonuses deferred during such Plan Year or calendar year, as applicable, as the same may increase from time to time. A Part B Distribution Election pursuant to this Section D.5(d) for Qualified Annual Bonus deferrals for a specific Plan Year or for Qualified Salary, Qualified Director Compensation and Qualified Quarterly Bonus deferrals for a specific calendar year may be superseded by a subsequent election, which subsequent election shall then apply to that portion of the Part B Participant’s Part B Account that relates to deferrals for such Plan Year or calendar year, as applicable, as the same may increase from time to time. Notwithstanding the foregoing, no subsequent election pursuant to this Section D.5(d) shall be effective unless (i) it is made at least twelve (12) months prior to the Part B Participant’s Disability, (ii) such election does not become effective until twelve (12) months after its submission and (iii) such election provides for the deferral of the date of commencement of distributions for a minimum of five (5) additional years. For purposes of the 5-year re-deferral limitation set forth in the preceding sentence, distributions that are to be paid in installments (as opposed to in a lump sum) shall be treated as a single payment payable on the date the installments are due to commence.

(e)	Distributions upon a Change in Control

At the time a Part B Participant (i) elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, (ii) elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year and (iii) elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she shall have the opportunity to make a Part B Distribution Election pursuant to this Section D.5(e) with respect to such deferrals such that, subject to Section D.5(h), the remaining balance of that portion of the Part B Account of the Part B Participant at the time of a Change in Control shall be paid in the manner set forth in this Section D.5(e) (whether or not such Change in Control occurs prior to or following the Part B Participant’s Separation from Service for any reason). Such Part B Distribution Election shall specify (i) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 3 years, and (ii) whether payment(s) shall commence on the first anniversary of the date of the Change in Control, or shall commence within thirty (30) days following the date of the Change in Control. Each such Part B Distribution Election shall be irrevocable and shall apply only to that portion of the Part B Participant’s Part B Account that relates to Qualified Annual Bonus, Qualified Salary, Qualified Director Compensation or Qualified Quarterly Bonuses deferred during such Plan Year or calendar year, as applicable, as the same may increase from time to time.

(f)	Optional Distributions

(i) At the time a Part B Participant (i) elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, (ii) elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year and (iii) elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she may also elect with respect to such deferrals, pursuant to this Section D.5(f), to receive, subject to Section D.5(h), a special, lump-sum distribution of any or all of such deferrals on a date specified by the Part B Participant in a Part B Distribution Election, which date must be at least 24 months after the date of such election. Any such special distribution shall be made within five (5) business days after the date therefor specified by the Part B Participant.

(ii) An election pursuant to this Section D.5(f) may be superseded by a subsequent election; provided, however, that such subsequent election shall not be effective unless: (i) it is made at least twelve (12) months prior to the date upon which the special distribution would have otherwise been made; (ii) the subsequent election is not effective until twelve (12) months after its submission; and (ii) the date of the special distribution specified in the subsequent election is at least five (5) years later than the date specified in the initial election.

(g)	Required Delay in Payments to Certain Part B Participants

Notwithstanding anything herein to the contrary: no distributions to a Specified Employee under Part B of the Plan that are to be made as a result of the Specified Employee’s Separation from Service for any reason other than death or Disability shall be made or commence prior to the date that is the earlier of six months after the date of Separation from Service or the date of the Specified Employee’s death, or such shorter period that, in the opinion of such counsel, is sufficient to avoid the imposition of the additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A (the “Section 409A Taxes”); provided that any distributions that otherwise would have been payable during such six-month (or shorter) period shall continue to accrue earnings and shall be distributed (together with any earnings thereon) in lump sum on the first day following the expiration of such six-month (or shorter) period.

(h)	Ordering of Distribution Elections

In the event that a portion of a Part B Participant’s Part B Account becomes payable under two or more Part B Distribution Elections made pursuant to Sections D.5(a) through (f), the Part B Distribution Election that would result in the complete distribution of that portion of the Part B Participant’s Part B Account on the earliest date shall control. For purposes of this Section D.5(h), the payment of distributions pursuant to Section D.5(b) following a Separation from Service other than by reason of death or Disability prior to Retirement shall be considered a Part B Distribution Election to receive such amounts in the manner specified in Section D.5(b).

By way of example, assume that a Part B Participant elects with respect to deferrals of Qualified Salary for the calendar year 2005 to receive distributions of that portion of the Part B Participant’s Part B Account (i) pursuant to Section D.5(a) in equal annual installments over 15 years commencing on the first anniversary of his or her Separation from Service upon Retirement and (ii) pursuant to Section D.5(e) in lump sum within in 5 days following a Change in Control. Assume further that the Part B Participant incurs a Separation from Service due to Retirement on July 1, 2007 and that a Change in Control subsequently occurs on February 17, 2010. On July 1, 2008, the Part B Participant would commence receipt of distributions with respect to his or her Qualified Salary deferrals from the calendar year 2005 (increased by any earnings thereon), installments of which would be paid on July 1, 2008 and July 1, 2009, then, within 5 days of February 17, 2010, the Part B Participant would receive a lump sum distribution of the remaining portion of his or her Part B Account that relates to deferrals of Qualified Salary during the calendar year 2005 (together with any earnings thereon).

(i)	Timing of Distribution Elections for Certain Section 409A Deferrals

Notwithstanding anything herein to the contrary, each Part B Participant who has not previously made a Change of Control Distribution Election pursuant to Section D.5(e) may make such a distribution election with respect to Section 409A Deferrals pursuant to this Part B (and shall have the ability to replace such election with subsequent elections without the imposition of any of the limitations on subsequent elections set forth in this Part B) at any time prior to December 31, 2007; provided, however, that no such Change of Control Distribution Election made in the calendar year 2007 may change payment elections with respect to payments that the Part B Participant would otherwise receive in the calendar year 2007, or to accelerate payments into calendar year 2007 that would not have otherwise been made in 2007.

(j)	Applicable Taxes

All distributions under Part B of the Plan shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.

Section D.6 Withdrawals from Deferred Compensation Accounts

(a)	Hardship Distributions from Part B Accounts

(i) By delivering a written election to such effect to the Administrator, at any time a Part B Participant may elect to take a distribution from the Part B Participant’s Part B Account on account of the Part B Participant’s Hardship, but only to the extent that the Hardship is not otherwise relievable:

A. through reimbursement or compensation by insurance or otherwise,

B. by liquidation of the Participant’s assets (to the extent that such liquidation does not itself cause a Hardship), or

C. cessation of deferrals under the Plan.

(ii) The amount of the hardship withdrawal pursuant to this Section D.6(a) shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(b)	Withdrawals to Pay Employment Taxes

The Administrator shall automatically make a distribution from a Part B Participant’s Part B Account as and to the extent necessary, as determined by the Administrator, to pay (a) the Federal Insurance Contributions Act (FICA) tax imposed on the Part B Participant in respect of Section 409A Deferrals under Sections 3101, 3121(a) and 3121(v)(2) of the Code, as applicable, and/or (b) any income tax withholding imposed on the Part B Participant in respect of Section 409A Deferrals under federal, state or local tax law as a result of the payment of the FICA tax; provided, in each case, that such distribution does not exceed the aggregate amount of the FICA tax and such income tax withholding.

(c)	Withdrawals Upon Amounts Becoming Subject to Section 409A

The Administrator shall automatically make a distribution from a Part B Participant’s Part B Account at any time the Administrator determines, upon the advice of counsel, that all or a portion of Part B of this Plan fails to meet the requirements of Section 409A; provided that any distribution pursuant to this Section D.6(c) does not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A.

(d)	Payment of Withdrawals

All withdrawals under this Part B shall be paid within thirty (30) days after either (i) a valid election to withdraw pursuant to Section D.6(a) is delivered to the Administrator or (ii) the Administrator makes a determination to permit the withdrawal under Sections D.6(b) or (c). The Administrator shall give prompt notice to the Part B Participant if an election under Section D.6(a) is invalid and is therefore rejected, identifying the reason(s) for the invalidity. If the Administrator has not paid but has not affirmatively rejected an election within the applicable thirty (30) day deadline, then the election shall be deemed rejected, on the thirtieth (30th) day, as applicable. If a withdrawal election is rejected, the Part B Participant may bring a claim for benefits under the terms of the Plan.

(e)	Effect of Withdrawals

If a Part B Participant receives a withdrawal under this Part B after payments have commenced under Part B, the remaining payments shall be recalculated, by reamortizing the remaining payments over the remaining term and applying the then-current rate used to credit earnings under Section D.4(c).

(f)	Applicable Taxes

All withdrawals under Part B of the Plan shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.